Exhibit 99.3

UNITED STATES BANKRUPTCY COURT

WESTERN DISTRICT OF LOUISIANA

SHREVEPORT DIVISION

IN RE:

HOLLYWOOD CASINO	CASE NO. 04-13259
SHREVEPORT, et al.
JOINTLY ADMINISTERED

Debtors	CHAPTER 11

JOINT PLAN OF THE DEBTORS

AND THE BONDHOLDERS COMMITTEE,

PROPOSED JULY 6, 2005

TABLE OF CONTENTS

INTRODUCTION
ARTICLE I
DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION
1.1 “Administrative Claim”
1.2 “Allowed”
1.3 “Amended and Restated Note Indenture”
1.4 “Assumed Contract List”
1.5 “Assumed Assets”
1.6 “Assumed Liabilities”
1.7 “Avoidance Actions”
1.8 “Bankruptcy Court”
1.9 “Bankruptcy Rules”
1.10 “Bar Date”
1.11 “Black Diamond”
1.12 “Bondholder Committee”
1.13 “Business Day”
1.14 “Cash Distribution”
1.15 “Chapter 11 Cases”
1.16 “Collateral”
1.17 “Committees”
1.18 “Confirmation Date”
1.19 “Confirmation Hearing”
1.20 “Confirmation Order”
1.21 “Construction Actions”
1.22 “Convenience Class Election”
1.23 “Cure”
1.24 “Debt Securities”
1.25 “Debt Securities Claim”
1.26 “Disallowed Claim”
1.27 “Disbursing Agent”
1.28 “Disclosure Statement”
1.29 “Disputed Claim”
1.30 “Distribution Date”
1.31 “Distribution Record Date”
1.32 “Distribution Reserve”
1.33 “Effective Date”
1.34 “Estate”
1.35 “Excess Noteholder Newco Interests”
1.36 “Excluded Causes of Action”
1.37 “Excluded Liabilities”
1.38 “Exculpated Person”
1.39 “Face Amount”
1.40 “Fifth Amended and Restated Joint Venture Agreement”
1.41 “Final Order”
1.42 “First Mortgage Note Claims”
1.43 “First Mortgage Note Indenture”
1.44 “First Mortgage Notes”
1.45 “Fourth Amended and Restated Joint Venture Agreement”

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1.46 “Gap Claim”
1.47 “General Unsecured Claim”
1.48 “HCS”
1.49 “HCS Convenience Claims”
1.50 “HCS General Unsecured Claims”
1.51 “HCS I”
1.52 “HCS II”
1.53 “HCS Assumed Claims”
1.54 “H.L.”
1.55 “Hollywood Old Equity Interests”
1.56 “Intercompany Claim”
1.57 “Investment Agreement”
1.58 “Investor Closing Date”
1.59 “LGCB”
1.60 “Management Agreement”
1.61 “Manager”
1.62 “New Management Agreement”
1.63 “New Noteholder Partnership Interests”
1.64 “New Notes”
1.65 “New Sponsor Interests”
1.66 “Non-Bondholder Committee”
1.67 “Note Deficiency Election”
1.68 “Note Deficiency Claims”
1.69 “Non-bondholder Cash”
1.70 “Noteholder Newco”
1.71 “Noteholder Newco Charter”
1.72 “Noteholder Newco Interests”
1.73 “Old Equity Interests”
1.74 “Other Unsecured Claims”
1.75 “Other Priority Claims”
1.76 “Other Secured Claims”
1.77 “Paddlewheels’ Old Equity Interests”
1.78 “Periodic Distribution Date”
1.79 “Petition Date”
1.80 “Plan”
1.81 “Plan Documents”
1.82 “Plan Proponents”
1.83 “Plan Sponsors”
1.84 “Plan Supplement”
1.85 “Postpetition Claims”
1.86 “Postpetition Claims Bar Date”
1.87 “Postpetition Interest”
1.88 “Preferred Partnership Distributions”
1.89 “Priority Tax Claim”
1.90 “Professional”
1.91 “Professional Fee Claim”
1.92 “Prospective NNI Holder”
1.93 “Rejected Contract List”
1.94 “Rejection Damages Deadline”
1.95 “Reorganized ...”
1.96 “Reorganized HCS Amended and Restated Joint Venture Agreement”

1.97 “Rights of Action”
1.98 “Schedules”
1.99 “SCC”
1.100 “SCC Equity Securities”
1.101 “Secured Claim”
1.102 “Senior Secured Note Claims”
1.103 “Senior Secured Note Indenture”
1.104 “Senior Secured Notes”
1.105 “Subordinated Claim”
1.106 “Substantial Contribution Claim”
1.107 “Subsidiary Equity Securities”
1.108 “Unimpaired”
1.109 “Unsecured Claim”
ARTICLE II
TREATMENT OF UNCLASSIFIED CLAIMS
2.1 Non-Classification
2.2 Postpetition Claims
2.3 Professional Fees; Substantial Contribution and Reimbursement Claims
2.4 Priority Tax Claims
ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS
ARTICLE IV
TREATMENT OF CLAIMS AND INTERESTS
4.1 Class 1 - Other Priority Claims
4.2 Class 2 - Other Secured Claims
4.3 Classification and Allowance of Claims in Classes 3, 4 and 5
4.4 Treatment of Claims in Classes 3, 4, and 5
4.5 Class 7 - HCS General Unsecured Claims
4.6 Class 8 - HCS Convenience Claims
4.7 Class 9 - HCS Assumed Claims
4.8 Class 10 - Other Unsecured Claims and Intercompany Claims
4.9 Class 11 - Subordinated Claims
4.10 Class 12 - Old Equity Interests
4.11 Class 13 - Subsidiary Equity Securities
4.12 BRAC/Black Diamond Settlement
ARTICLE V
ALLOWANCE AND RESOLUTION OF CLAIMS
5.1 Allowed Claims
5.2 Full Satisfaction
5.3 Postpetition Interest
5.4 Alternative Treatment
5.5 Post Confirmation Claim and Asset Resolution
5.6 Fees and Expenses of Indenture Trustee
ARTICLE VI
MEANS FOR IMPLEMENTATION OF THE PLAN
6.1 Plan Funding
6.2 Continued Existence of HCS and SCC and Revesting of Assets
6.3 Investment Agreement; Management Agreement
6.4 Cancellation of Debt Securities and Old Equity Interests
6.5 Issuance of Equity Interests and New Securities
6.6 Excluded Causes of Action and Excluded Liabilities

6.7 Cash Distributions
6.8 Dissolution of Certain Debtors
ARTICLE VII
PROVISIONS GOVERNING DISTRIBUTIONS
7.1 Disbursing Agent
7.2 Distributions to Holders of Debt Securities Claims
7.3 Delivery of Distributions
7.4 Distribution Reserve
7.5 Distributions Relating to Allowed Insured Claims
7.6 Fractional Distributions
7.7 Withholding and Reporting Requirements
7.8 Defenses; Setoff
7.9 Exemption from Certain Transfer Taxes
ARTICLE VIII
GOVERNANCE OF THE REORGANIZED DEBTORS AND NOTEHOLDER NEWCO
8.1 Administration Pending Effective Date
8.2 General Partners in Reorganized HCS
8.3 Reorganized HCS Amended and Restated Joint Venture Agreement
8.4 Officers and Directors of Corporate Debtors
8.5 Corporate / Partnership Action
8.6 Noteholder Newco
ARTICLE IX
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
9.1 Assumption and Rejection of Contracts and Leases
9.2 Payments Related to Assumption of Contracts and Leases
9.3 Rejection Damages Deadline
9.4 Deadline for 365(n) Election
9.5 Indemnification Obligations
9.6 Retiree Benefits
ARTICLE X
CONDITIONS PRECEDENT TO THE PLAN’S CONSUMMATION
10.1 Conditions to Confirmation
10.2 Effective Date
10.3 Conditions to the Investor Closing Date
10.4 Waiver of Conditions
10.5 Effect of Failure of Conditions
ARTICLE XI
MODIFICATION; WITHDRAWAL
ARTICLE XII
RETENTION OF JURISDICTION
ARTICLE XIII
MISCELLANEOUS PROVISIONS
13.1 Discharge
13.2 Rights of Action
13.3 Term of Injunctions or Stays
13.4 Termination of Committees’ Duties
13.5 Exculpation and Limitation of Liability
13.6 Binding Effect
13.7 Payment of Statutory Fees
13.8 Severability of Plan Provisions

13.9 Consents
13.10 Computation of Time
13.11 Notices
ARTICLE XIV
NON-CONSENSUAL CONFIRMATION

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INTRODUCTION

The Debtors, Shreveport Capital Corporation, Hollywood Casino Shreveport, HCS I, Inc., HCS II, Inc., HWCC-Louisiana, Inc., and HCS - Golf Course, LLC, and the Bondholder Committee propose the following Plan to restructure, under chapter 11 of the Bankruptcy Code, the Debtors’ outstanding claims and interests. The Disclosure Statement, distributed with this Plan, contains a discussion of the Debtors’ history, business, properties, results of operations, projections of future operations, and a summary and analysis of the Plan and certain related matters, including certain risk factors relating to the Plan’s confirmation and implementation. The Plan Proponents urge all holders of Claims to review the Disclosure Statement and Plan in full before voting to accept or reject the Plan.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION

Except as otherwise expressly provided, capitalized terms have the meanings given to them in this Article I. Terms that are not defined in this Plan but are defined in the Bankruptcy Code or the Bankruptcy Rules have the meanings given to them therein.

In this Plan, (a) any reference to a document as being in a specific form or on particular terms and conditions means the document substantially in that form or on substantially those terms and conditions, (b) unless otherwise specified, references to Articles, Sections, Schedules, and Exhibits are references to Articles, Sections, Schedules, and Exhibits of or to the Plan; (c) words such as “herein” or “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (d) captions and headings to Articles and Sections are for ease of reference only, and otherwise are not a part of the Plan and do not affect its interpretation; and (e) the definitions and rules of construction in Sections 101 and 102 of the Bankruptcy Code apply. With reference to any distribution under this Plan, “on” a date means on or as soon as reasonably practicable after that date, except that as to any cash payment to be made to Black Diamond or BRAC, the payment shall be made on the date specified in the Plan.

1.1 “Administrative Claim” means a claim entitled to priority under Section 507(a)(l) or 507(b) of the Bankruptcy Code.

1.2 “Allowed” when used to describe a claim, means a claim or any portion thereof: (a) listed in the Schedules in an amount greater than zero and (i) not listed as disputed, contingent or unliquidated, and (ii) as to which no proof of the claim has been filed; (b) as to which a timely proof of the claim has been filed in a sum certain, as to which any objection or motion to estimate, equitably subordinate, reclassify, or otherwise limit the recovery thereon has been resolved; (c) allowed in accordance with Section 502(h) of the Bankruptcy Code; or (d) allowed under this Plan or by Final Order of the Bankruptcy Court.

1.3 “Amended and Restated Note Indenture” means the amended and restated First Mortgage Note Indenture under which the New Notes will be issued.

1.4 “Assumed Contract List” means the list, contained in the Plan Supplement, of executory contracts and unexpired leases to be assumed under Section 9.1.

1.5 “Assumed Assets” means the assets of HCS and its Estate that shall vest in Reorganized HCS under Section 6.2.

1.6 “Assumed Liabilities” means the liabilities of HCS and its Estate identified as “Current Liabilities” as reflected on the Schedule of Accounts attached to the Investment Agreement as Schedule 1.3 and identified as “Included.”

1.7 “Avoidance Actions” means Rights of Action arising under Sections 502, 510, 542, 544, 545, 547 through 551 or 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Rights of Action.

1.8 “Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division, or any other court that properly exercises jurisdiction over the Chapter 11 Cases, proceedings arising therein or the resolution of a claim.

1.9 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court.

1.10 “Bar Date” means the dates designated by the Bankruptcy Court as the last date for filing proofs of claim in the Chapter 11 Cases, other than proofs of claim for Postpetition Claims and claims arising from the rejection of executory contracts or unexpired leases.

1.11 “Black Diamond” means Black Diamond Capital Management, L.L.C., BDCM Opportunity Fund, L.P., Black Diamond CLO 2000-1, Ltd., BDC Finance, L.L.C., and their affiliates.

1.12 “Bondholder Committee” means the Bondholder Committee appointed in the Chapter 11 Cases by the United States Trustee for Region 5 on November 24, 2004.

1.13 “Business Day” means a day other than a Saturday, Sunday or legal holiday, on which commercial banks are open for business in Dallas, Texas.

1.14 “Cash Distribution” means the “Cash Distribution” to be transferred to the Disbursing Agent under Section 1.3(c) of the Investment Agreement, plus any adjustment paid to the Disbursing Agent by Reorganized HCS, or minus any adjustment paid by the Disbursing Agent to Reorganized HCS, as the case may be, as provided in Section 1.4 of the Investment Agreement.

1.15 “Chapter 11 Cases” means the Debtors’ cases under chapter 11 of the Bankruptcy Code.

1.16 “Collateral” means property or an interest in property of any Estate that is encumbered by a lien to secure the payment or performance of a claim.

1.17 “Committees” means the Bondholder Committee and the Non-Bondholder Committee appointed by the United States Trustee in the Chapter 11 Cases.

1.18 “Confirmation Date” means the date of the Confirmation Order’s entry.

1.19 “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider the Plan’s confirmation.

1.20 “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan.

1.21 “Construction Actions” means, collectively, the Rights of Action entitled Cleveland Construction, Inc. v. Broadmoor Anderson, et al., No. CV00-1597S, United States District Court, Western District of Louisiana, Shreveport Division; Broadmoor/Roy Anderson, et al., v. Cleveland Construction, Inc., No. CV00-1603S, United States District Court, Western District of Louisiana, Shreveport Division; New Hampshire Insurance Company v. Hollywood Casino Shreveport, et al., No. CV00-2299S, United States District Court, Western District of Louisiana, Shreveport Division; Hollywood Casino Shreveport v. XL Reinsurance America, Inc. f/k/a NAC Reinsurance Corporation and Greenwich Insurance Company, No. CV03-1660S, United States District Court, Western District of Louisiana, Shreveport Division; Hollywood Casino Shreveport v. Broadmoor, LLC fka Broadmoor, AAA Case No. 69 Y 110-00108-03; Broadmoor/Roy Anderson Corp., J.V. v. Hollywood Casino Shreveport, AAA Case No.. 69 Y 110-00108-03; and Hollywood Casino Shreveport v. Broadmoor/Roy Anderson Corp., J.V., et al., No. CV-03-01669, District Court of Dallas County, Texas, 134th Judicial District.

1.22 “Convenience Class Election” is defined in Sections 4.6(i).

1.23 “Cure” means the payment of cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor and to permit that Debtor to assume the contract or lease under Section 365(a) of the Bankruptcy Code.

1.24 “Debt Securities” means the First Mortgage Notes or Senior Secured Notes.

1.25 “Debt Securities Claim” means the claim of a holder of a Debt Security, arising thereunder.

1.26 “Disallowed Claim” means a claim, or any portion thereof, that; (a) is not listed on the Debtors’ Schedules, or is listed therein as contingent, unliquidated, disputed, or in an amount equal to zero, and whose holder has failed to file a timely proof of claim; or (b) the Bankruptcy Court has disallowed by Final Order.

1.27 “Disbursing Agent” is defined in Section 7.1.

1.28 “Disclosure Statement” means the amended disclosure statement that relates to the Plan dated April 21, 2005.

1.29 “Disputed Claim” means a claim or any portion thereof that is not an Allowed Claim or a Disallowed Claim. If a portion of a claim is Allowed, only the portion of the Claim that is not Allowed constitutes a Disputed Claim.

1.30 “Distribution Date” means the date, occurring on or as soon as practicable (and in no event more than 20 days) after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in this Plan.

1.31 “Distribution Record Date” is defined in Section 7.2(iii).

1.32 “Distribution Reserve” means the reserve for Disputed Claims established under Section 7.4.

1.33 “Effective Date” means the day on which the Plan becomes effective.

1.34 “Estate” means any of the estates created under Section 541 of the Bankruptcy Code in the Chapter 11 Cases, and “Estates” means, collectively, all of them.

1.35 “Excess Noteholder Newco Interests” is defined in Section 6.5(ii).

1.36 “Excluded Causes of Action” means those Rights of Action listed on Exhibit E together with any promissory notes, instruments or other documents related thereto, but specifically excluding the Construction Actions and any Rights of Action against Black Diamond, all of which are settled and released as provided in this Plan.

1.37 “Excluded Liabilities” means the obligations of the Debtors and their Estates that are not Assumed Liabilities.

1.38 “Exculpated Person” is defined in Section 13.5.

1.39 “Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of claim timely filed with the Bankruptcy Court, and (b) when used in reference to an Allowed Claim, the amount thereof.

1.40 “Fifth Amended and Restated Joint Venture Agreement” means the Fifth

Amended and Restated Joint Venture Agreement of Reorganized HCS, substantially in the form contained in the Plan Supplement.

1.41 “Final Order” means an order or judgment, entered by a court of competent jurisdiction, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or seek other review has expired and (iii) no appeal or request for rehearing or other review is pending.

1.42 “First Mortgage Note Claims” is defined in Section 4.3(a)(i).

1.43 “First Mortgage Note Indenture” means the indenture dated as of August 10, 1999 among HCS and SCC, as issuers, H.L., HCS I and HCS II, as guarantors, and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee, under which the First Mortgage Notes were issued.

1.44 “First Mortgage Notes” means $150 million aggregate principal amount of 13% First Mortgage Notes due 2006 with Contingent Interest issued and outstanding under the First Mortgage Note Indenture.

1.45 “Fourth Amended and Restated Joint Venture Agreement” means the Fourth Amended and Restated Joint Venture Agreement of Reorganized HCS, substantially in the form contained in the Plan Supplement.

1.46 “Gap Claim” means a Claim entitled to priority under Section 507(a)(2) of the Bankruptcy Code.

1.47 “General Unsecured Claim” means an Unsecured Claim other than a Note Deficiency Claim.

1.48 “HCS” means Hollywood Casino Shreveport, a Louisiana general partnership.

1.49 “HCS Convenience Claims” is defined in Section 4.6.

1.50 “HCS General Unsecured Claims” is defined in Section 4.5.

1.51 “HCS I” means HCS I, Inc., a Louisiana corporation.

1.52 “HCS II” means HCS II, Inc., a Louisiana corporation.

1.53 “HCS Assumed Claims” means all claims that constitute Assumed Liabilities other than pre-Petition Date claims identified as “Trade Accounts Payable,” “Accrued Invoices,” “Accrued Inv. - Stratton Warren,” “Audit Fees” and “Accrued Legal and Professional” on Schedule 1.3 to the Investment Agreement.

1.54 “H.L.” means HWCC-Louisiana, Inc., a Louisiana corporation.

1.55 “Hollywood Old Equity Interests” means the Old Equity Interests other than the Paddlewheels’ Old Equity Interests.

1.56 “Intercompany Claim” means (a) any account reflecting intercompany book entries between two Debtors, (b) any claim that is not reflected in such book entries and is held against a Debtor by a Debtor, or (c) any claim of an affiliate of a Debtor for management fees under the Management Agreement.

1.57 “Investment Agreement” means the Investment Agreement among HCS, Eldorado Resorts LLC and the Plan Sponsors, dated October 18, 2004, in the form attached hereto as Exhibit D, as amended.

1.58 “Investor Closing Date” means the Investor Closing Date under the Investment Agreement.

1.59 “LGCB” means the Louisiana Gaming Control Board.

1.60 “Management Agreement” means the Management Services Agreement dated as of September 22, 1998, between HCS and Manager as amended by the Amendment to Management Services Agreement dated as of August 2, 1999, between such parties.

1.61 “Manager” means HWCC-Shreveport, Inc., a Louisiana corporation.

1.62 “New Management Agreement” means the management agreement between Reorganized HCS and Eldorado Shreveport #1, LLC or its designated affiliate, substantially in the form contained in the Plan Supplement.

1.63 “New Noteholder Partnership Interests” means the general partnership interests in Reorganized HCS to be issued to Noteholder Newco under the Plan and the Reorganized HCS

Amended and Restated Joint Venture Agreement for the benefit of holders of claims in Class 5.

1.64 “New Notes” means the notes to be co-issued by Reorganized HCS and Reorganized SCC under the Plan and the Amended and Restated Note Indenture, in the aggregate principal amount of $140,000,000.

1.65 “New Sponsor Interests” means the general partnership interests in Reorganized HCS to be issued to the Plan Sponsors under the Plan, the Investment Agreement and the Fifth Amended and Restated Joint Venture Agreement.

1.66 “Non-Bondholder Committee” means the Non-Bondholder Unsecured Creditors’ Committee appointed in the Chapter 11 Cases by the United States Trustee for Region 5 on November 19, 2004.

1.67 “Note Deficiency Election” is defined in Section 4.3(a)(iii).

1.68 “Note Deficiency Claims” is defined in Section 4.3(a)(iii).

1.69 “Non-bondholder Cash” means the Cash Distribution plus any other Cash (such as Cash proceeds of any Excluded Causes of Action) available to pay Allowed claims and expenses that are Excluded Liabilities less the amount of Cash necessary to satisfy the treatment provided under the Plan, to the extent that they are Excluded Liabilities, of (i) Allowed Postpetition Claims described in Section 2.3 (Professional Fees; Substantial Contribution Claims, and Other Administrative Claims, but not including the Black Diamond Fee Payment under Section 4.12), (ii) obligations under Section 5.6 (Fees and Expenses of the Indenture Trustee), (iii) any Class 1, Class 2, or Class 8 Claims that are Excluded Liabilities, and (iv) $200,000 in Cash to be distributed to Noteholder Newco under Section 4.4(iv).

1.70 “Noteholder Newco” means HCS - Golf Course, LLC, a Delaware limited liability company that, under Section 8.6, will be converted into a Delaware Corporation on or prior to the Effective Date.

1.71 “Noteholder Newco Charter” means the certificate of incorporation and bylaws of Noteholder Newco, substantially in the form contained in the Plan Supplement.

1.72 “Noteholder Newco Interests” means the shares in Noteholder Newco to be issued to the holders of claims in Class 5 under the Plan and the Noteholder Newco Charter, representing 100% of the equity interests in Noteholder Newco.

1.73 “Old Equity Interests” means the equity interests, whether or not evidenced by a security, of each of the Debtors other than SCC and HCS Golf-Course, LLC, issued and outstanding immediately before the Effective Date, together with any option, warrant, or right, contractual or otherwise, to acquire or receive that equity security.

1.74 “Other Unsecured Claims” means General Unsecured Claims against SCC, HCS I, HCS II, H.L. or HCS Golf-Course, LLC.

1.75 “Other Priority Claims” is defined in Section 4.1.

1.76 “Other Secured Claims” is defined in Section 4.2.

1.77 “Paddlewheels’ Old Equity Interests” means Shreveport Paddlewheels, L.L.C.’s residual general partnership interest in HCS.

1.78 “Periodic Distribution Date” means each of (a) the Distribution Date, (b) the first Business Day occurring at least six months after the Distribution Date, and (c) the first Business Day occurring at least six months after the immediately preceding Periodic Distribution Date.

1.79 “Petition Date” means the dates on which petitions for relief commencing the Chapter 11 Cases were filed.

1.80 “Plan” means this joint reorganization plan.

1.81 “Plan Documents” means, collectively, the Assumed Contract List, the Rejected Contract List, the Fourth Amended and Restated Joint Venture Agreement, the Fifth Amended and Restated Joint Venture Agreement, the Noteholder Newco Charter, the New Management Agreement, the Amended and Restated Note Indenture and related collateral documents, and a list of individuals who will serve as officers and directors of Reorganized SCC and Noteholder Newco and the managers of the Plan Sponsors and a summary of their qualifications and compensation.

1.82 “Plan Proponents” means the Debtors and the Bondholder Committee.

1.83 “Plan Sponsors” means Eldorado Shreveport #1, LLC, a Nevada limited liability company, and Eldorado Shreveport #2, LLC, a Nevada limited liability company.

1.84 “Plan Supplement” means the compilation of the Plan Documents to be filed with the Clerk of the Bankruptcy Court.

1.85 “Postpetition Claims” means, collectively, Administrative Claims and Gap Claims.

1.86 “Postpetition Claims Bar Date” means the date that is 45 days after the Effective Date.

1.87 “Postpetition Interest” means interest accruing after the Petition Date.

1.88 “Preferred Partnership Distributions” means the preferred distributions under the Reorganized HCS Amended and Restated Joint Venture Agreement on account of the Preferred Capital Contribution Amount (as defined in the Reorganized HCS Amended and Restated Joint Venture Agreement).

1.89 “Priority Tax Claim” means a claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

1.90 “Professional” means a person employed under Section 327 or 1103 of the Bankruptcy Code.

1.91 “Professional Fee Claim” means a Professional’s claim for compensation or reimbursement of expenses, relating to services performed after the Petition Date through the Effective Date.

1.92 “Prospective NNI Holder” is defined in Section 6.5(ii).

1.93 “Rejected Contract List” means the non-exclusive list, contained in the Plan Supplement, of executory contracts and unexpired leases to be rejected under Section 9.1.

1.94 “Rejection Damages Deadline” means the deadline for filing a claim based on the rejection of an executory contract or unexpired lease under the Plan.

1.95 “Reorganized ...” means the applicable Debtor from and after the Effective Date, and “Reorganized Debtors” means, collectively, all of them.

1.96 “Reorganized HCS Amended and Restated Joint Venture Agreement” means (i) from the Effective Date until the Investor Closing Date, the Fourth Amended and Restated Joint Venture Agreement and (ii) on and after the Investor Closing Date, the Fifth Amended and Restated Joint Venture Agreement.

1.97 “Rights of Action” means actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

1.98 “Schedules” means the schedules of assets and liabilities filed in the Bankruptcy Court by the Debtors, as they may be amended.

1.99 “SCC” means Shreveport Capital Corporation, a Louisiana corporation.

1.100 “SCC Equity Securities” means the equity securities of SCC, issued and outstanding immediately before the Effective Date.

1.101 “Secured Claim” means a claim that is secured by a lien on Collateral.

1.102 “Senior Secured Note Claims” is defined in Section 4.3(a)(ii).

1.103 “Senior Secured Note Indenture” means the indenture dated as of June 15, 2001 among HCS and SCC, as issuers, and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee, under which the Senior Secured Notes were issued.

1.104 “Senior Secured Notes” means $39 million aggregate principal amount of 13% Senior Secured Notes due 2006 with Contingent Interest issued and outstanding under the Senior Secured Note Indenture.

1.105 “Subordinated Claim” is defined in Section 4.9.

1.106 “Substantial Contribution Claim” means a claim, under Section 503(b)(3) or (4) of the Bankruptcy Code, for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

1.107 “Subsidiary Equity Securities” means the equity securities of SCC and HCS-Golf Course, LLC, issued and outstanding immediately before the Effective Date.

1.108 “Unimpaired” means not impaired.

1.109 “Unsecured Claim” means a claim that is not secured by a lien on Collateral and is not entitled to priority under Section 507 of the Bankruptcy Code.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

2.1 Non-Classification

Postpetition Claims and Priority Tax Claims are not classified.

2.2 Postpetition Claims

Each holder of a Postpetition Claim shall be paid in fall in cash. Notwithstanding the foregoing and except as provided in Section 2.3, the Debtors may pay, in the ordinary course of business, any undisputed Postpetition Claim based on a liability incurred in the ordinary course of business after the Petition Date, in accordance with the terms and conditions of any agreement relating thereto. The following Section 2.3 governs the payment of Professional Fee Claims, Substantial Contribution Claims, and claims for reimbursement of expenses of individual members of any Committee.

2.3 Professional Fees; Substantial Contribution and Reimbursement Claims

The Debtors shall give all Professionals and Committees at least 10 calendar days prior written notice of the anticipated Effective Date. At least three business days before the Effective Date, each Professional, the individual members of any Committee, U.S. Bank National Association, as trustee under the First Mortgage Note Indenture and Senior Secured Note Indenture (to the extent of any amount to be paid under the first sentence of Section 5.6) and any party that wishes to file a Substantial Contribution Claim must submit to the Debtors and Plan Sponsors a binding written good faith estimate of the maximum amount of its claim to be incurred by the

Effective Date and not already paid. Any party that does not timely provide such good faith estimate will be barred from seeking payment of such amounts. Applications for Professional Fee Claims, Substantial Contribution Claims, claims for reimbursement of expenses of individual members of a Committee, and any other Administrative Claim not otherwise paid hereunder must be filed and served on the Reorganized HCS no later than the Postpetition Claims Bar Date. The Debtors shall schedule a hearing as promptly as practicable to consider all applications so filed and shall give notice thereof and of the date to file objections thereto in accordance with Bankruptcy Rule 2016. The Disbursing Agent shall pay each such Administrative Claim as soon as practicable after its allowance by the Bankruptcy Court. Notwithstanding the foregoing, any entity entitled to receive compensation or reimbursement of expenses under an Order of the Bankruptcy Court may continue to receive that compensation or reimbursement for fees and expenses incurred through the Effective Date without further order of the Bankruptcy Court. Notwithstanding the foregoing, Black Diamond shall be entitled to receive the Black Diamond Fee Payment without submitting any estimate or application, as the Black Diamond Fee Payment constitutes an Allowed Administrative Claim in the amount of $2,000,000.

2.4 Priority Tax Claims

Each Priority Tax Claim shall be paid in full in cash.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

The Plan places all claims and interests, except Postpetition Claims and Priority Tax Claims, in the classes listed below.

CLASS	TREATMENT
Class 1 - Other Priority Claims	Unimpaired

CLASS	TREATMENT
Class 2 - Other Secured Claims (Each Other Secured Claim shall constitute a separate Class numbered 2.1, 2.2, 2.3, etc.)	Unimpaired.
Class 3 - First Mortgage Note Claims	Impaired.
Class 4 - Senior Secured Note Claims	Impaired.
Class 5 - Note Deficiency Claims	Impaired.
Class 6 - Reserved	N/A
Class 7 - HCS General Unsecured Claims	Impaired.
Class 8 - HCS Convenience Claims	Unimpaired.
Class 9 - HCS Assumed Claims	Unimpaired.
Class 10 - Other Unsecured Claims and Intercompany Claims	Impaired.
Class 11 - Subordinated Claims	Impaired.
Class 12 - Old Equity Interests	Impaired.
Class 13 - Subsidiary Equity Interests	Unimpaired.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

4.1 Class 1 - Other Priority Claims

(i)               Claims in Class: Class 1 is comprised of all claims entitled to priority under Section 507(a)(3), (4), (5), (6) or (7) of the Bankruptcy Code (“Other Priority Claims”).

(ii)              Treatment: Each holder of an Allowed Other Priority Claim shall be paid in full in cash.

4.2 Class 2 - Other Secured Claims

(i)               Claims in Class: Class 2 is comprised of all Secured Claims other than First Mortgage Note Claims and Senior Secured Note Claims (“Other Secured Claims”).

(ii)              Subclassification: Each Other Secured Claim shall constitute a separate Class numbered 2.1, 2.2, 2.3, etc.

(iii)            Treatment: At the option of the Plan Proponents, each Other Secured Claim shall be treated as follows: (i) the claim will be paid in full and in cash, together with interest and reasonable fees, costs or charges, if any, payable under section 506(b) of the Bankruptcy Code; (ii) the holder of the Other Secured Claim will receive the Collateral securing the Other Secured Claim; or (iii) the Other Secured Claim will be treated in any other manner that will leave its class Unimpaired.

4.3 Classification and Allowance of Claims in Classes 3, 4 and 5

(a)           Classification

(i)            Claims in Class 3: Class 3 is comprised of all Allowed Secured Claims under the First Mortgage Notes (“First Mortgage Note Claims”).

(ii)           Claims in Class 4: Class 4 is comprised of all Allowed Secured Claims under the Senior Secured Notes (“Senior Secured Note Claims”).

(iii)          Claims in Class 5:  Class 5 is comprised of all (a) Allowed Unsecured Claims under the Debt Securities and (b) Allowed Unsecured Claims that would otherwise be Class 7 - HCS General Unsecured Claims but as to which the holder thereof has made an election (“Note Deficiency Election”) on the ballot for voting on the Plan to have such claim treated as a Class 5 Note Deficiency Claim (“Note Deficiency Claims”).

(b)           Allowance

(i)            Class 3. The First Mortgage Note Claims shall be Allowed in Class 3 in an amount equal to $86,556,000 or such other amount as the Bankruptcy Court determines at the Confirmation Hearing.

(ii)           Class 4. The Senior Secured Note Claims shall be Allowed in Class 4 in an amount equal to $24,444,000 or such other amount as the Bankruptcy Court determines at the Confirmation Hearing.

(iii)          Class 5. The Note Deficiency Claims shall be Allowed in Class 5 in an amount equal to (a) the aggregate amount of outstanding principal, interest, fees, and charges under the Debt Securities through the Petition Date, and any fees or charges due under the First Mortgage Note Indenture or Senior Secured Notes Indenture, less the amount of Allowed First Mortgage Note Claims and Senior Secured Notes Claims plus (b) the Allowed amount of claims of creditors that have made a Note Deficiency Election.

(iv)          Disputed or Subordinated Debt Securities Claims. Notwithstanding the provisions of this Section 4.3(b), if the Debtors or Noteholder Newco has (i) commenced an adversary proceeding against or (ii) filed a motion to subordinate the claims of, the holder of a Debt Security, then the claim of such holder shall be treated as a Disputed Claim under the Plan and the distributions that would otherwise have gone to such holder shall be held in the Distribution Reserve until distributed under Section 7.4.

4.4 Treatment of Claims in Classes 3, 4, and 5

(i)            Class 3. Each holder of an Allowed First Mortgage Note Claim shall receive a principal amount of New Notes with a net present value equivalent to its Allowed First Mortgage Note Claim as the Bankruptcy Court determines at the Confirmation Hearing.

(ii)           Class 4. Each holder of an Allowed Senior Secured Note Claim shall receive a principal amount of New Notes with a net present value equivalent to its Allowed Senior Secured Note Claim as the Bankruptcy Court determines at the Confirmation Hearing.

(iii)          Class 5: Except as provided in Section 5.6 and 6.5, each holder of an Allowed Claim in Class 5 shall receive its pro rata share, based on the Allowed amount of its Class 5 claim, of: (i) $140,000,000 principal amount of New Notes less the amount of New Notes to be distributed to holders of claims in Classes 3 and 4 and (ii) the Noteholder Newco Interests. The portion of the Allowed Class 5 claims representing the fees and charges of U.S. Bank National Association, as trustee under the First Mortgage Note Indenture and Senior Secured Note Indenture shall be paid as provided in Section 5.6.

(iv)          Noteholder Newco:   The (i) Preferred Partnership Distributions, (ii) New Noteholder Partnership Interests, (iii) $200,000 in cash plus excess cash as provided in Section 4.12(vi), and (iv) the Excluded Causes of Action, shall be distributed to Noteholder Newco. The proceeds of any Excluded Causes of Action shall be included in Nonbondholder Cash for the purposes of making all calculations of distributions under the Plan, and, to the extent (and only to the extent) necessary under such calculations, shall be distributed to the parties in interest entitled to distributions of Nonbondholder Cash.

(v)           Form of Consideration: The terms and conditions of the New Notes shall be as set forth in the Amended and Restated Note Indenture. A summary of some of the principal terms and conditions of the New Notes is set forth on the attached Exhibit A. The terms and conditions of the Preferred Partnership Distributions and of the New Noteholder Partnership Interests shall be as set forth in the Reorganized HCS Amended and Restated Joint Venture Agreement. A summary of some of the principal terms and conditions of the Preferred Partnership Distributions is set forth on the attached Exhibit B. A summary of some of the principal terms and conditions of the New Noteholder Partnership Interests is set forth on the attached Exhibit C. The terms and conditions of the Noteholder Newco Interests shall be as set forth in the Noteholder Newco Charter. A summary of some of the principal terms and conditions of the Noteholder Newco Interests is set forth on the attached Exhibit F.

4.5 Class 7 - HCS General Unsecured Claims

(i)            Claims in Class: Class 7 is comprised of all General Unsecured Claims against HCS other than HCS Convenience Claims and HCS Assumed Claims (“HCS General Unsecured Claims”).

(ii)           Treatment: Subject to each holder’s ability to make a Convenience Class Election or Note Deficiency Election, each holder of an Allowed HCS General Unsecured Claim shall receive 52% of the Face Amount of its Allowed Claim in Cash from the Non-bondholder Cash (the “Class 7 Distribution”). Any distribution to a holder of an HCS General Unsecured Claim that occurs after July 31, 2005 shall include, in addition to the Class 7 Distribution, interest accruing from July 31, 2005 on the amount of the Class 7 Distribution at the actual rate earned by HCS on its invested cash, which HCS shall attempt to maximize to the extent permitted under Section 345 of the Bankruptcy Code.

4.6 Class 8 - HCS Convenience Claims

(i)            Claims in Class: Class 8 is comprised of all HCS General Unsecured Claims of a single holder of a type that would otherwise be included in Class 7 that are either (i) $7,500 or less in the aggregate or (ii) greater than $7,500 in the aggregate but as to which the holder thereof has made an election on the ballot for voting on the Plan to have such claim treated as a Class 8 HCS Convenience Claim (“HCS Convenience Claims”).

(ii)           Treatment: Each holder of an Allowed HCS Convenience Claim shall receive cash equal to the Face Amount thereof, plus Postpetition Interest if necessary to leave unaltered the legal, equitable and contractual rights of such holder, up to $7,500.

4.7 Class 9 - HCS Assumed Claims

(i)            Claims in Class: Class 9 is comprised of all HCS Assumed Claims.

(ii)           Treatment: Each holder of an Allowed HCS Assumed Claim shall be paid in full in cash by Reorganized HCS.

4.8 Class 10 - Other Unsecured Claims and Intercompany Claims

(i)            Claims in Class: Class 10 is comprised of all Other Unsecured Claims and Intercompany Claims.

(ii)           Treatment: Holders of Other Unsecured Claims and Intercompany Claims shall not receive or retain any property or interest in property on account thereof.

4.9 Class 11 - Subordinated Claims

(i)            Claims in Class: Class 11 is comprised of all claims subordinated under section 510(b) or 510(c) of the Bankruptcy Code (“Subordinated Claims”).

(ii)           Treatment:   Holders of Subordinated Claims shall not receive or retain any property or interest in property on account thereof.

4.10 Class 12 - Old Equity Interests

(i)            Interests in Class: Class 12 is comprised of all Old Equity Interests.

(ii)           Treatment: All Old Equity Interests shall be cancelled, and holders of Old Equity Interests shall not receive or retain any property or interest in property on account thereof.

4.11 Class 13 - Subsidiary Equity Securities

(i)               Interests in Class: Class 13 is comprised of all Subsidiary Equity Securities.

(ii)              Treatment: Reorganized HCS shall continue to hold 100% of the SCC Equity Securities, which will continue to be evidenced by the existing stock certificates held by HCS. The Noteholder Newco Interests will be distributed under Section 4.4(iii).

4.12 BRAC/Black Diamond Settlement

Notwithstanding any contrary provision herein:

(i)            BRAC/Broadmoor Claims and Mutual Releases: The claims of Broadmoor/Roy Anderson Corp. (“BRAC”), a joint venture consisting of Broadmoor, L.L.C., a Louisiana limited liability company, and Roy Anderson Corp., a Mississippi corporation, shall be allowed in the amount of $12,000,000 as a Class 7 Allowed Claim. The separate claims of Broadmoor, L.L.C. (“Broadmoor”) shall be disallowed in their entirety. The Debtors, on behalf of themselves and their respective estates, and the Bondholder Committee and the Non-bondholder Committee and their respective members and the funds or other entities managed by or affiliated with them, which members, funds or other entities were or are creditors of the Debtors, hereby release and discharge BRAC, Broadmoor, and their respective officers, directors, employees, agents, joint venturers, liability insurers, Professionals, representatives, successors and assigns from any and all Rights of Action arising out of or in connection with the Chapter 11 Cases or with respect to the Construction Actions or the design or construction of the Debtors’ casino, hotel, and related property. Except for the obligations set forth in this Plan (including exhibits), the Plan

Documents and the Confirmation Order and except as otherwise provided in Section 4.12(vii), BRAC and Broadmoor, hereby release and discharge the Debtors and their respective estates and the Bondholder Committee and the Non-bondholder Committee and their respective members and the funds or other entities managed by or affiliated with them, which members, funds or other entities were or are creditors of the Debtors, and all of their respective officers, directors, employees, agents, joint venturers, Professionals, representatives, successors and assigns from any and all Rights of Action arising out of or in connection with the Chapter 11 Cases or with respect to the Construction Actions or the design or construction of the Debtors’ casino, hotel, and related property. The releases provided in this Section 4.12(i) shall be effective on the later of the Effective Date or the date on which BRAC receives all consideration to which it is entitled under the Plan. At the reasonable request of any of the parties to the releases provided in this Section 4.12(i), the parties shall execute a form of release conforming to and evidencing the releases set forth in this Section 4.12(i).

(ii)                                        Black Diamond Notes Claim: All claims in Classes 3, 4, and 5 represented by Debt Securities as to which Black Diamond is the beneficial holder shall be allowed to the fullest extent to which claims represented by any other Debt Securities are being allowed therein. Black Diamond shall receive its New Notes at the same time as such distributions are first made to other holders of Debt Securities. In lieu of the Noteholder Newco Interests that otherwise would be distributed to Black Diamond on account of its Allowed Class 5 Claims, Black Diamond shall receive from Noteholder Newco cash in the amount of $3,800,000 on the Investor Closing Date, immediately after and subject to the occurrence of the Closing under the Investment Agreement. There shall be no conditions to the release of the escrowed funds (referred to in Section 10.2(iv)) to Black Diamond except for the occurrence of the Investor Closing Date and the Closing to take place thereon under the Investment Agreement.

(iii)                                      Black Diamond Administrative Claim: Black Diamond shall have an Allowed Administrative Claim in the amount of $2,000,000 on account of its Professional fees and expenses in the Chapter 11 Cases, in addition to Black Diamond’s fees and expenses as a petitioning creditor which have previously been allowed without prejudice and paid. Black Diamond is not required to file a fee application or estimate in connection with this $2,000,000 Administrative Claim. Payment of such $2,000,000 Administrative Claim (the “Black Diamond Fee Payment”) shall be made on the Effective Date. The payment of Black Diamond’s fees and expenses as a petitioning creditor which have previously been allowed without prejudice and paid are hereby allowed in full and are no longer subject to reconsideration.

(iv)                                  Black Diamond Mutual Releases: The Debtors, on behalf of themselves and their respective estates, and the Bondholder Committee and the Non-bondholder Committee and their respective members and the funds or other entities managed by or affiliated with them, which members, funds or other entities were or are creditors of the Debtors, hereby release and discharge Black Diamond (and each of the entities included therein), their officers, directors, employees, agents, Professionals, representatives, successors, and assigns from any and all Rights of Action arising out of or in connection with or related to the pre-petition auction process, the selection of the Eldorado bid as the transaction to be incorporated into the Plan, the filing of involuntary petitions against certain of the Debtors and the defenses thereto, the formulation of the Plan, the Disclosure Statement, or a contract, instrument, confidentiality agreement, release, or other agreement or document created in connection with any of the foregoing, the formulation or filing and pursuit of any objection to the Plan, the Disclosure Statement, or any other process in or related to the Chapter 11 Cases, the solicitation of acceptances for or rejections of the Plan, the confirmation of the Plan, or the consummation and implementation of the Plan and the transactions contemplated therein. Except for the obligations set forth in this Plan (including exhibits), the Plan Documents, and the Confirmation Order, and except as otherwise provided in Section 4.12(vii) Black Diamond hereby releases and discharges the Debtors and their respective estates and the Bondholder Committee and the Non-bondholder Committee and their respective members and the funds or other entities managed by or affiliated with them, which members, funds or other entities were or are creditors of the Debtors, and all of their officers, directors, employees, agents, Professionals, representatives, successors, and assigns from any and all Rights of Action arising out of or in connection with or related to the pre-petition auction process, the selection of the Eldorado bid as the transaction to be incorporated into the Plan, the filing of involuntary petitions against certain of the Debtors and the defenses thereto, the formulation of the Plan, the Disclosure Statement, or a contract, instrument, confidentiality agreement, release, or other agreement or document created in connection with any of the foregoing, the formulation or filing and pursuit of any objection to the Plan, the Disclosure Statement, or any other process in or related to the Chapter 11 Cases, the solicitation of acceptances for or rejections of the Plan, the confirmation of the Plan, or the consummation and implementation of the Plan and the transactions contemplated therein. The releases provided in this Section 4.12(iv) shall be effective on the later of the Effective Date or the date on which Black Diamond receives all consideration to which it is entitled under the Plan.

(v)                                       Non-Bondholder Cash Shortfall: If the amount of Non-bondholder Cash is insufficient to pay in full both the Black Diamond Fee Payment plus 52% of the Face Amount of all Allowed Class 7 Claims (including for this purpose any amounts required under Section 7.4(i) to be reserved for payment on account of Disputed Claims in Class 7), plus any interest on Class 7 Claims required to be paid under Section 4.5, then the cash distribution of $6,240,000 otherwise payable under this Plan on the Effective Date on account of the Allowed Class 7 Claim of BRAC shall be reduced dollar for dollar by the amount of such shortfall, up to but not under any circumstances in excess of $500,000, and the amount of such reduction shall be paid over to Black Diamond so that the Black Diamond Fee Payment shall be fully paid. Notwithstanding any other provision of the Plan, if the amounts so reserved for Disputed Class 7 Claims or for any other Disputed Claims exceed the amount ultimately required to be paid under Section 4.5 or other applicable provisions of this Plan on account of the Allowed amount of such Disputed Claims, the excess shall be paid over to BRAC, as the Allowed amount of such Disputed Claims is determined, until such time as BRAC has received on account of BRAC’s Allowed Class 7 Claim the sum of $6,240,000, plus any interest required under Section 4.5.

(vi)                                    Cash Excess If and only if there is any excess Non-bondholder Cash after payment in full of the Black Diamond Fee Payment and 52% of the Face Amount of all Allowed Class 7 Claims (including the Allowed Class 7 claim of BRAC without reduction under section 4.12 (v)), whether Allowed on, before, or after the Effective Date, plus any interest on Class 7 Claims required to be paid under Section 4.5, then any such excess shall be used first in payment of Allowed Professional Fees and other Claims required to be paid under Section 2.3 or Section 5.6 and any adjustment required under Section 1.4 of the Investment Agreement, if and only if the Cash Distribution minus the Non-bondholder Cash was insufficient for the payment of all those amounts. If and only if there then remains any excess Cash Distribution, after payment in full of all of the amounts specified in the preceding sentence, then the excess shall be distributed to Noteholder Newco.

(vii)                                  Nothing contained herein shall in any way affect (i) BRAC’s rights and claims under the payment bond dated August 9, 1999 issued by Greenwich Insurance Company (“Greenwich”) and XL Reinsurance America Inc. (“XL”) or the liability of Greenwich or XL thereunder or the rights, claims and defenses of Greenwich or XL thereunder, subject to the March 28, 2005 Agreement by and among BRAC, Broadmoor, L.L.C., Roy Anderson., Corp, Greenwich, XL and BDCM Opportunity Fund, L.P. and related agreements; (ii) the rights or obligations of the parties under that certain Agreement dated March 28, 2005 by and among BRAC, Broadmoor, L.L.C., Roy Anderson Corp., Greenwich, XL, and BDCM Opportunity Fund, L.P., and related agreements; (iii) except to the extent provided in Section 13.5 (relating to activities related to the Plan and the Chapter 11 Cases), the liability, if any, of BRAC to any subcontractor to whom BRAC has direct contractual responsibility related the Construction Actions or the design or construction of the Debtors’ casino, hotel, and related property.

ARTICLE V

ALLOWANCE AND RESOLUTION OF CLAIMS

5.1 Allowed Claims

Notwithstanding any contrary provision herein, the Disbursing Agent shall make distributions only on account of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until, and then only to the extent that, its Disputed Claim becomes an Allowed Claim. Except with respect to claims that have been Allowed under this Plan or as of the Effective Date, the Disbursing Agent shall withhold distributions otherwise due hereunder to the holder of a claim for a reasonable period of time to enable the Reorganized Debtors or Noteholder Newco, as appropriate, to determine whether to object to the claim. The Disbursing Agent shall establish a reserve in accordance with Section 7.4 for Disputed Claims that are Excluded Liabilities. The presence of a Disputed Claim in any class will not be a cause to delay distribution to Allowed Claims in that class or in other classes, as long as a reserve is created for the Disputed Claim in accordance herewith. Any holder of a claim that becomes an Allowed Claim after the Distribution Date will receive its distribution on the next Periodic Distribution Date.

5.2 Full Satisfaction

The Disbursing Agent shall make, and each holder of a claim shall receive, the distributions provided for in the Plan in full satisfaction and discharge of the claim. Any consideration received under the Plan by the holders of the Debt Securities in connection with their claims relating to the Debt Securities shall first be attributable to any accrued but unpaid interest on the Debt Securities and any amounts in excess thereof shall be attributable to unpaid principal of the Debt Securities.

5.3 Postpetition Interest

Except as otherwise expressly provided herein, no holder of a claim shall be entitled to or shall receive Postpetition Interest.

5.4 Alternative Treatment

Notwithstanding any contrary provision herein, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any less favorable distribution or treatment to which it and the Plan Proponents or, after the Effective Date, (i) the Reorganized Debtor obligated on its claim, or (ii) Noteholder Newco with respect to a claim that constitutes an Excluded Liability, may agree in writing.

5.5 Post Confirmation Claim and Asset Resolution

After the Effective Date, the Reorganized Debtors may defend, pursue or settle, without Bankruptcy Court approval, any Disputed Claim or claim or cause of action of the Estates constituting an Assumed Liability or Assumed Asset. After the Effective Date, Noteholder Newco may defend, pursue or settle, subject to Bankruptcy Court approval, any Disputed Claim or claim or cause of action of the Estates constituting an Excluded Liability or Excluded Cause of Action. BRAC shall have standing to appear and be heard on any proceeding relating to Bankruptcy Court approval under the preceding sentence.

5.6 Fees and Expenses of Indenture Trustee

On the Distribution Date, the Reorganized Debtors shall pay in full all reasonable fees and charges owing to U.S. Bank National Association, as trustee under the First Mortgage Note Indenture and Senior Secured Note Indenture. Distributions to holders of First Mortgage Notes and Senior Secured Notes under the Plan shall not be reduced on account of the payments made under this paragraph. The Bankruptcy Court shall resolve any dispute as to fees and charges to be paid under this Section. U.S. Bank National Association shall maintain any rights under the applicable indenture to a lien on distributions to holders of Debt Securities if the Reorganized Debtors default on their obligations to satisfy U.S. Bank National Association’s reasonable fees and charges.

ARTICLE VI

MEANS FOR IMPLEMENTATION OF THE PLAN

6.1 Plan Funding

Cash payments under the Plan shall be funded by cash on hand.

6.2 Continued Existence of HCS and SCC and Revesting of Assets

Except as otherwise provided in the Plan or Confirmation Order, on the Effective Date, all property of the Estates of HCS and SCC other than Excluded Causes of Action shall vest in Reorganized HCS and Reorganized SCC, respectively, free and clear of all claims, liens, charges, other encumbrances and interests other than Assumed Liabilities. Reorganized HCS shall continue to exist on and after the Effective Date as a general partnership under the laws of the State of Louisiana and the Reorganized HCS Amended and Restated Joint Venture Agreement. Reorganized SCC shall continue to exist on and after the Effective Date as a corporation under the laws of the State of Louisiana and its existing charter as amended as required under Section 1123(a)(6) of the Bankruptcy Code. On and after the Effective Date, Reorganized HCS and Reorganized SCC may operate their business and may use, acquire and dispose of property and compromise or settle any Disputed Claims that constitute Assumed Liabilities or Assumed Assets as provided in Section 5.5 without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. The Confirmation Order shall provide that (i) the liens of the holders of Debt Securities under the First Mortgage Note Indenture and Senior Secured Note Indenture and related collateral documents shall remain in full and effect (without any break in attachment or perfection and without the necessity of executing, filing or recording any new documents or notices) and shall be first priority perfected liens securing the New Notes issued under the Amended and Restated New Note Indenture and (ii) that the liens on HCS I’s and HCS II’s general partnership interests in HCS will remain in effect after the Effective Date and will secure the New Notes, until such partnership interests are canceled under the Plan on the Investor Closing Date.

6.3 Investment Agreement; Management Agreement

(i)                                     On the Investor Closing Date, upon the terms and subject to the conditions set forth in the Investment Agreement and the Fifth Amended and Restated Joint Venture Agreement, Reorganized HCS shall carry out the terms of the Investment Agreement, and Reorganized HCS shall issue, sell and deliver to the Plan Sponsors all of the New Sponsor Interests.

(ii)                                  On the Investor Closing Date, Reorganized HCS and Eldorado Shreveport #1, LLC or its designated affiliate shall enter into the New Management Agreement and the Management Agreement shall be terminated in accordance with its terms.

(iii)                               Notwithstanding anything herein to the contrary, Section 7.1(c)(i) of the Investment Agreement (relating to termination) shall be amended to read “July 31, 2005,” and Section 11.02(a) and (b) of the New Management Agreement and Section 5.5(a) of the Fifth Amended and Restated Joint Venture Agreement shall be deleted.

6.4 Cancellation of Debt Securities and Old Equity Interests

On the Effective Date, the promissory notes and related guaranties evidencing the Debt Securities and Paddlewheels’ Old Equity Interests shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors thereunder shall be discharged and released. After all distributions under the Plan have been made to holders of Senior Secured Notes, without further action, the Senior Secured Note Indenture shall be terminated and the indenture trustee discharged of its duties. On the Investor Closing Date, immediately after the issuance of the New Sponsor Interests to the Plan Sponsors, the Hollywood Old Equity Interests shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors thereunder shall be discharged and released.

6.5 Issuance of Equity Interests and New Securities

(i) On the Effective Date, Reorganized HCS and Reorganized SCC shall co-issue the New Notes and make them available to the Disbursing Agent for distribution in accordance with the Plan. The New Notes shall be issued under the Amended and Restated Note Indenture, which shall be substantially in the form contained in the Plan Supplement. On the Effective Date, Reorganized HCS shall issue the New Noteholder Partnership Interests to Noteholder Newco under the Fourth Amended and Restated Joint Venture Agreement. On the Investor Closing Date, immediately prior to the cancellation of the Hollywood Old Equity Interests, Reorganized HCS shall issue the New Sponsor Interests to the Plan Sponsors. The Confirmation Order shall provide that the issuance of the Noteholder Newco Interests and the New Notes shall be exempt from registration requirements in accordance with Section 1145 of the Bankruptcy Code.

(ii) On the Effective Date, Noteholder Newco shall issue and distribute, in accordance with this Plan, the Noteholder Newco Interests; provided, however, that, if a holder of an Allowed Claim entitled to receive Noteholder Newco Interests under this Plan would, due to the fact that the holder (“Prospective NNI Holder”) by reason of owning an indirect economic interest in Reorganized HCS of five percent or more, be required, under applicable gaming laws of the State of Louisiana, to undergo a suitability investigation and determination from the LGCB or its agent, and such Prospective NNI Holder either (a) refuses to undergo the necessary application process for such suitability approval or (b) after submitting to such process, is determined by the LGCB or its agent to be unsuitable to hold the Noteholder Newco Interests, then, in that event, Noteholder Newco would hold the Noteholder Newco Interest of that Allowed Claim and (x) such Prospective NNI Holder shall only receive distributions of Noteholder Newco Interests which the LGCB or its agent allows, (y) the balance of Noteholder Newco Interests to which Prospective NNI Holder would otherwise be entitled (“Excess Noteholder Newco Interests”) shall be marketed for sale by Noteholder Newco, as trustee for Prospective NNI Holder, and (z) the proceeds of any such sale shall be distributed, in whole, to Prospective NNI Holder as soon as such sale can be facilitated. Noteholder Newco shall exercise reasonable efforts to obtain the best and highest price available for the Excess Noteholder Newco Interests. In addition, in the event that the LGCB or its agent objects to the possible suitability of any Prospective NNI Holder, Noteholder Newco Interests will only be distributed to such Prospective NNI Holder upon a formal finding of suitability by the LGCB or its agent. If the LGCB or its agent issues a formal finding that a Prospective NNI Holder lacks suitability, then the process for the sale of that Prospective NNI Holder’s Noteholder Newco Interests will be as set forth in (x), (y) and (z) above. Notwithstanding the foregoing, no Noteholder Newco Interests shall be distributed to any Prospective NNI Holder without the authorization of the LGCB or its agent Louisiana State Police, provided, however, that this sentence shall not prevent or delay the distribution of cash provided under Section 4.12(ii) from Noteholder Newco to Black Diamond.

6.6 Excluded Causes of Action and Excluded Liabilities

On the Effective Date, Noteholder Newco will be authorized to (a) hold, prosecute, settle or otherwise dispose of Excluded Causes of Action and (b) file objections and otherwise initiate actions to resolve any remaining issues regarding the allowance and payment of claims that constitute Excluded Liabilities or are held by defendants or potential defendants of Excluded Causes of Action, and the Estates shall transfer the Excluded Causes of Action to Noteholder Newco, which transfer shall be free and clear of all liens, claims and encumbrances other than any defenses, counter claims, or rights of setoff or recoupment that the defendants to the Excluded Causes of Action could have asserted against the Debtors or the Estates. As soon as practicable after the Effective Date, Noteholder Newco shall be substituted as the plaintiff in all Excluded Causes of Action that were commenced by the Debtors before the Effective Date. Any fees or expenses of Noteholder Newco, including attorneys’ fees, incurred in connection with the matters described in this Section shall be payable as an administrative expense of the Chapter 11 Cases, subject to the limitations of the estimates provided under Section 2.3 (but in any event in an amount not to exceed $150,000), and not as an expense required to be paid from the distribution to Noteholder Newco under Section 4.4(iv).

6.7 Cash Distributions

Distributions of cash to each holder of an Allowed Claim (other than Priority Tax Claims, Class 7 Claims, the Black Diamond Fee Payment, and the cash payment to Black Diamond to be made by Noteholder Newco under Section 4.12(ii)) and to Noteholder Newco under Section 4.4(iv) shall be made on the latest of (A) the Distribution Date, (B) the date on which it becomes an Allowed Claim or (C) the date on which it would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the claim). Each Allowed Priority Tax Claim will be paid at Reorganized HCS’s option (a) on the latest of (i) the Distribution Date, (ii) the date on which it becomes an Allowed Claim or (iii) the date on which it would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim), or (b) to the extent permitted under Section 1129(a)(9) of the Bankruptcy Code, over six years from the assessment date thereof in equal quarterly installments, including interest on the unpaid portion of the claim, accruing from the Effective Date calculated at the short term AFR (as defined in 26 U.S.C. § 1274(d)) plus 3%, fixed as of the Effective Date. Distributions of cash to each holder of an Allowed Class 7 Claim (including any interest required to be paid under Section 4.5(ii)) shall be made on the earlier of (A) the Effective Date or (B) the date on which it becomes an Allowed Claim.

After the Effective Date, the cash distributed to Noteholder Newco under Section 4.4(iv) may be used by Noteholder Newco, in its reasonable discretion, for expenses associated with the general corporate governance and operation of Noteholder Newco.

6.8 Dissolution of Certain Debtors

After the Investor Closing Date, HCS I, HCS II and H.L. shall be dissolved under applicable state law.

ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS

7.1 Disbursing Agent

Except with respect to claims in Class 7 and as otherwise provided in Section 7.2, Reorganized HCS shall serve, without bond, as Disbursing Agent under the Plan, unless at any time before the Confirmation Hearing, the Plan Proponents designate another person to serve as Disbursing Agent. Noteholder Newco shall serve as the Disbursing Agent to hold and distribute Cash to holders of claims in Class 7. Any entity other than Reorganized HCS that acts as a Disbursing Agent, including Noteholder Newco acting in such capacity, shall be an agent of Reorganized HCS and not a separate taxable entity with respect to, for example, the assets held, income received or disbursements or distributions made for Reorganized HCS. Neither Reorganized HCS nor Noteholder Newco shall be required to provide a bond in connection with the making of any distributions pursuant to the Plan.

7.2 Distributions to Holders of Debt Securities Claims

(i)                                     Distributions to Indenture Trustees / Agents

Notwithstanding any contrary provision hereof, the Disbursing Agent shall make all distributions provided for under the Plan on account of Debt Securities Claims (except for the cash payment to Black Diamond to be made by Noteholder Newco under Section 4.12(ii)) to the respective indenture trustee or agent, who shall make distributions as promptly as practicable to the holders of those claims in accordance with the provisions of this Plan and the applicable indenture or note agreement, except for the distribution to Black Diamond of any Noteholder Newco Interests, which shall be governed instead by Section 4.12(ii). The reasonable fees and expenses of the indenture trustee and agent for making distributions under the Plan shall be paid under Section 5.6.

(ii)                                  Unclaimed Distributions

If there are any unclaimed distributions to beneficial holders of Debt Securities on the first anniversary of the Effective Date, Noteholder Newco shall publish a notice of unclaimed distributions once in the Wall Street Journal (national edition).

(iii)                               Distribution Record Date

Within 2 business days after the Confirmation Date, the Debtors shall give U.S. Bank National Association (or any successor trustee) written notice of same. U.S. Bank National Association (or any successor trustee), as trustee under the First Mortgage Note Indenture and Senior Secured Note Indenture, shall establish a record date for the purposes of making distributions under the Plan (the “Distribution Record Date”) that is no more than 15 calendar days after receipt of such notice. At the close of business on the Distribution Record Date, the transfer ledgers for the Debt Securities shall be closed, and there shall be no further changes in the record holders of the Debt Securities. Neither the Reorganized Debtors, the Disbursing Agent, nor the indenture trustees or agents shall be obligated to recognize any transfer of Debt Securities occurring after the Distribution Record Date. They may instead recognize and deal for all purposes hereunder only with the record holders identified on the transfer ledgers as of the close of business on the Distribution Record Date.

7.3 Delivery of Distributions

The Disbursing Agent shall make distributions to each holder of an Allowed Claim (a) at the address shown on the list of creditors filed with the petitions commencing the Chapter 11 Cases, (b) at the address listed in the Schedules if different from the address shown on the list of creditors filed with the petitions commencing the Chapter 11 Cases, (c) if a proof of claim is filed, and the address is different from that listed in the Schedules, at the address set forth in the proof of claim, or (d) in the case of the holder of a Debt Securities Claim, as set forth above, if there is a trustee or agent, through the indenture trustee.

7.4 Distribution Reserve

(i)                                     Distribution Reserve; Estimation of Claims

(1)                                  On the Effective Date, the Disbursing Agent shall establish a Distribution Reserve on account of Disputed Claims (including Postpetition Claims) that are Excluded Liabilities. The Distribution Reserve shall initially include cash and other property (if any) to be distributed under the Plan in amounts sufficient to distribute to each holder of a Disputed Claim the full amount that it would receive hereunder if its claim should ultimately become an Allowed Claim in its full Face Amount. Cash held in the Distribution Reserve shall be held in an interest bearing account.

(2)                                  Notwithstanding the foregoing, the Disbursing Agent, the Debtors, Noteholder Newco, the Bondholder Committee, the Non-bondholder Committee, or BRAC may move for a Bankruptcy Court order determining, before allowance of the claim, the maximum allowable amount of any Disputed Claim and, if the Bankruptcy Court enters such an order, shall adjust the amount held in the Distribution Reserve on account of that Disputed Claim in accordance therewith. Except as set forth in Section 7.4(ii), the maximum allowable amount of any Disputed Claim so determined by the Bankruptcy Court shall constitute, for distribution purposes, the maximum Allowed claim the holder may establish with respect to its Disputed Claim.

(3)                                  After any Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall, on the next Periodic Distribution Date, make the distributions that would have been made to such holder if the Disputed Claim had been an Allowed Claim on or before the Effective Date (or, if less, the amount thereof determined in accordance with the immediately preceding subparagraph (2)) plus any interest, dividends or other distribution earned thereon.

(ii)                                  Reserve Surplus

If a Disputed Claim becomes (i) a Disallowed Claim, (ii) an Allowed Claim in an amount less than the amount held as the Distribution Reserve on account thereof, or (iii) a Subordinated Claim, the amount attributable to the claim’s Disallowed or subordinated portion shall constitute reserve surplus (“Reserve Surplus”).  Subject to the provisions of Section 4.12(v), should the amount of an Allowed Claim exceed the amount held as the Distribution Reserve on account thereof, the holder shall be entitled to receive any shortfall in the distribution that it would otherwise be entitled to receive solely from the Reserve Surplus, but in no event shall such holder have recourse to any payments or distributions theretofore made to or for the benefit of any holder from the Distribution Reserve or Reserve Surplus. If more than one holder has a right to receive distributions from the Reserve Surplus, then they shall receive their pro rata shares of the Reserve Surplus. After Final Orders have been entered, or other final resolutions have been reached, with respect to all Disputed Claims, any remaining cash or other property held in the Distribution Reserve will be distributed first, to pay BRAC any amount by which its distribution was previously reduced under Section 4.12(v), and second, in accordance with the provisions of, and strictly subject to the limitations contained in, Section 4.12(vi).

7.5 Distributions Relating to Allowed Insured Claims

If any claim otherwise payable hereunder is covered by an insurance policy held by the Debtors, the claim may be satisfied, in whole or in part, with the proceeds of the policy.

7.6 Fractional Distributions

(i) New Notes: The New Notes will be issued in denominations of $1000 or integral multiples thereof. If a distribution to a holder of an Allowed Claim would otherwise result in the issuance of New Notes in a principal amount that is not an integral multiple of $1000, the distribution of New Notes will be rounded down to the next lower integral multiple of $1000. Fractional interests shall be combined into as many New Notes with $1000 increments to provide for the aggregate principal amount of New Notes issued on the Effective Date to be $140,000,000 with these New Notes distributed to holders of Allowed Claims with fractional interests in descending order until all New Notes have been distributed. Except as provided in the previous sentence, no consideration will be provided to holders of claims in lieu of fractional distribution of New Notes.

(ii) Noteholder Newco Interests: No fractional Noteholder Newco Interests will be issued. If a distribution to a holder of an Allowed Claim would otherwise result in the issuance of a number of Noteholder Newco Interests that is not a whole number, the actual distribution of

Noteholder Newco Interests will be rounded down to the next whole number. No consideration will be provided to holders of claims in lieu of fractional distribution of Noteholder Newco Interests.

7.7 Withholding and Reporting Requirements

In making distributions, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority.

7.8 Defenses; Setoff

Any defenses, counterclaims, rights of set off or recoupment of any Debtor with respect to a claim constituting an Assumed Liability shall vest in and inure to the benefit of the respective Reorganized Debtor. Any defenses, counterclaims, rights of set off or recoupment of any Debtor with respect to a claim constituting an Excluded Liability shall vest in and inure to the benefit of Noteholder Newco. To the extent permitted by law, the Reorganized Debtor or Noteholder Newco, as applicable, may, but shall not be required to, set off against any claim, the payments or other distributions to be made in respect thereof, and claims of any nature whatsoever that any Debtor or Reorganized Debtor may have against the claim’s holder, but neither the failure to do so nor the allowance of any claim hereunder shall constitute a waiver or release of a claim or cause of action of any of the Reorganized Debtors or Noteholder Newco.

7.9 Exemption from Certain Transfer Taxes

In accordance with Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security or the making or delivery of an instrument of transfer under this Plan may not be taxed under any law imposing a stamp tax or similar tax. All governmental officials and agents shall forego the assessment and collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without payment of such tax or other governmental assessment.

ARTICLE VIII

GOVERNANCE OF THE REORGANIZED DEBTORS AND NOTEHOLDER NEWCO

8.1 Administration Pending Effective Date

The Debtors shall continue to operate their business as debtors in possession until the Effective Date.

8.2 General Partners in Reorganized HCS

The Plan Sponsors and Noteholder Newco shall be the general partners in Reorganized HCS. The New Noteholder Partnership Interests shall be non-voting. A list of individuals who will serve as the managers of the Plan Sponsors and the officers and directors of Noteholder Newco and a summary of their qualifications and compensation will be contained in the Plan Supplement.

8.3 Reorganized HCS Amended and Restated Joint Venture Agreement

On the Effective Date, the Fourth Amended and Restated Joint Venture Agreement shall become effective. On the Investor Closing Date, the Fifth Amended and Restated Joint Venture Agreement shall become effective. The Fourth Amended and Restated Joint Venture Agreement shall provide for, among other things, the authorization and issuance of the New Noteholder Partnership Interests and Preferred Partnership Distributions, and other provisions necessary to facilitate the Plan’s consummation. The Fifth Amended and Restated Joint Venture Agreement shall provide for, among other things, the issuance of the New Sponsor Interests, and other provisions necessary to facilitate the Plan’s consummation.

8.4 Officers and Directors of Corporate Debtors

The respective officers and directors of HCS I, HCS II, and H.L. will continue to serve in those capacities after the Effective Date. A list of individuals who will serve as officers and directors of Reorganized SCC and a summary of their qualifications and compensation will be contained in the Plan Supplement.

8.5 Corporate / Partnership Action

After the Confirmation Date, all terms of this Plan may be put into effect and carried out without further action by the Debtors’ or Reorganized Debtors’ partners, officers, directors or stockholders, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein, including: (i) the adoption of the Reorganized HCS Amended and Restated Joint Venture Agreement, (ii) the consummation of the transactions contemplated by the Investment Agreement, (iii) the issuance of the New Sponsor Interests and New Noteholder Partnership Interests, (iv) the execution and delivery of the Amended and Restated Note Indenture and related collateral documents and issuance of the New Notes, and (v) the dissolution of HCS I, HCS II, and H.L.

8.6 Noteholder Newco

On or before the Effective Date, Noteholder Newco will be converted into a Delaware corporation under Section 265 of the Delaware General Corporation Law. All terms of the Plan may be put into effect and carried out without further action by Noteholder Newco’s officers, directors, members, or shareholders, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein. A list of individuals who will serve as officers and directors of Noteholder Newco after the Effective Date and a summary of their qualifications and compensation will be contained in the Plan Supplement. If any provision of the Plan Documents would result in a determination that Noteholder Newco is not suitable or exempt from a finding of suitability to be a partner in Reorganized HCS, then the Plan Proponents retain the right to amend any such provisions of the proposed Plan Documents, without further notice or solicitation, as the LGCB may request, but only to the extent that the LGCB requests, provided, however, that any such modification to the Plan Documents that is inconsistent with the material financial or economic terms of the Plan and has a material adverse effect on any creditor shall be subject to Bankruptcy Court approval under Section 1127 after hearing on at least 5 business days written notice. If any provision of the Plan would result in a determination that Noteholder Newco is not suitable or exempt from a finding of suitability to be a partner in Reorganized HCS, then the Plan Proponents retain the right to amend any such provisions of the proposed Plan as the LGCB may request; provided, however, that such modification to the Plan shall be subject to Bankruptcy Court approval under Section 1127 after hearing on at least 5 business days written notice.

ARTICLE IX

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1 Assumption and Rejection of Contracts and Leases

On the Effective Date, Reorganized HCS hereby (i) assumes the executory contracts and unexpired leases on the Assumed Contract List, and (ii) rejects the executory contracts and unexpired leases on the Rejected Contract List. Other than with respect to (i) executory contracts or unexpired leases that have been assumed or rejected by order of the Court prior to the Confirmation Date and (ii) the Management Services Agreement (and all insurance policies and group services provided thereunder), Reorganized HCS hereby assumes any executory contract or unexpired lease to which it is a party that does not appear on either the Assumed Contract or Rejected Contract List. Except with respect to executory contracts or leases that have been previously assumed by order of the Court prior to the Confirmation Date and as provided in Section 9.5 and 9.6, HCS I, HCS II, SCC, HCS-Golf Course, LLC and H.L. each hereby reject all executory contract or unexpired leases to which it is a party. Notwithstanding the foregoing, if the Plan specifically provides for the modification of any agreement to which a Debtor is a party those specific terms will control the parties’ rights thereunder. Each Debtor reserves its right to amend the Assumed Contract and Rejected Contract Lists at any time before the Confirmation Hearing.

9.2 Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, by Cure. If the Assumed Contract List indicates a specific Cure amount for a contract or lease, the payment of the amount so specified shall be conclusively deemed to constitute Cure with respect to that contract or lease, and no other payment or performance on account of a prepetition default thereunder shall be required. If the amount so specified is zero, no payment shall be required. Notwithstanding the foregoing, if the other party to a contract or lease on the Assumed Contract List files, no later than the Rejected Damages Deadline, an objection disputing the Cure amount so specified with respect to its contract or lease, or otherwise raising an objection as to (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter relating to assumption, Cure shall occur following the entry of a Final Order by the Bankruptcy Court resolving the dispute and approving the assumption; if an objection to Cure is sustained by the Bankruptcy Court, the respective Reorganized Debtor, in its sole option, may elect to reject such executory contract or unexpired lease in lieu of assuming it.

9.3 Rejection Damages Deadline

The Rejection Damages Deadline shall be the 45th day after the Confirmation Date (or any later date that the Bankruptcy Court may set). Any claim arising from the rejection of an executory contract or lease under the Plan that is not filed by the Rejection Damages Deadline is waived and shall be forever barred.

9.4 Deadline for 365(n) Election

If the rejection of an executory contract under the Plan gives rise to the right by the other party to such contract to make an election under Section 365(n) of the Bankruptcy Code either to treat such contract as terminated or to retain its rights under such contract, the other party to the contract will be deemed to elect to treat the contract as terminated unless the other party, within 45 days after the service of notice that the executory contract has been rejected, files and serves on the Reorganized Debtor and its counsel and on Noteholder Newco and its counsel a notice of its alternative election.

9.5 Indemnification Obligations

The Debtors are authorized to purchase a “tail” insurance policy to insure the Debtors’ obligations to indemnify their present directors, officers, or employees (each an “Indemnified Party”), who are entitled to indemnification by the Debtors under the Debtors’ certificates of incorporation, by-laws, employee-indemnification policies, state law, or any agreement. The injunction under Section 524 of the Bankruptcy Code is lifted to the extent necessary to enable an Indemnified Party to (a) make a claim for indemnification against the Reorganized Debtors and any applicable insurance provider, (b) pursue a judgment or settlement on an indemnification claim, or (c) recover any liquidated final judgment or settlement of an indemnification claim from applicable insurance coverage, regardless of whether the right to indemnification arose before or after the Petition Date, but not to recover from the Reorganized Debtors.

9.6 Retiree Benefits

The Debtors’ obligation, if any, to pay “retiree benefits,” as that term is defined in section 1114(a) of the Bankruptcy Code, shall continue, subject to the Debtors’ rights with respect thereto.

ARTICLE X

CONDITIONS PRECEDENT TO THE PLAN’S CONSUMMATION

10.1 Conditions to Confirmation

The occurrence of the Confirmation Date is subject to the satisfaction or due waiver of each of the following conditions precedent:

(i)                                               The Bankruptcy Court has entered the Confirmation Order, which is in form and substance reasonably acceptable to the Plan Proponents and the Plan Sponsors, which has, among other things, established the Postpetition Claims Bar Date and the Rejection Damages Deadline; and

(ii)                                            The Debtors have filed the Plan Supplement with the Clerk of the Bankruptcy Court at least five Business Days before the date of the commencement of the Confirmation Hearing.

10.2 Effective Date

The occurrence of the Effective Date is subject to the satisfaction or due waiver of each of the following conditions precedent:

(i)                                               Noteholder Newco be found suitable by the LGCB or be determined to be exempt;

(ii)                                            Allowed Class 7 Claims and Disputed Class 7 Claims (limited to the amounts, if any, for which reserves have been established under Section 7.4(i)) in the aggregate do not exceed $13,000,000; and

(iii)                                         HCS determines, in its good faith judgment, for which it may seek Bankruptcy Court approval, that the Cash Distribution will be sufficient to make all payments required under the Plan, taking into account, among other things, the actual cash on hand, the maximum payments to Class 7 (including interest on Class 7 Claims required under Section 4.5 if the Effective Date occurs after July 31, 2005), the Black Diamond Fee Payment, the maximum amount of Administrative Claims including the estimates received under Section 2.3, the adjustment under Section 1.4 of the Investment Agreement, and other factors that could affect cash available to consummate the Plan;

(iv)                                        There has been deposited into escrow for the benefit of Black Diamond the amount of $3,800,000 for payment to Noteholder Newco on the Investor Closing Date, which Noteholder Newco will use to make the payment to Black Diamond required under Section 4.12(ii); and

(v)                                           The amount of Non-bondholder Cash is sufficient to pay in full both the Black Diamond Fee Payment plus 52% of the Face Amount of all Allowed Class 7 Claims, including the BRAC claim (subject to the potential reduction in recovery of up to $500,000 provided under Section 4.12(v)) plus, with respect to any Disputed Claims in Class 7, any amounts required under Section 7.4(i) to be reserved for payment on account of Disputed Claims in Class 7, plus, if the Effective Date occurs after July 31, 2005, interest on Class 7 Claims required under Section 4.5.

The Effective Date shall occur and the Plan shall become effective on the first Business Day that is at least 11 days after the Confirmation Date on which no stay of the Confirmation Order is in effect and the conditions to the occurrence of Effective Date set forth in this Section 10.2 has been satisfied. The Plan Sponsors, Plan Proponents, Non-bondholder Committee, Black Diamond, and BRAC shall execute a “Notice of Effective Date” that confirms the occurrence of the Effective Date and the making of all payments required to be made under Plan on the Effective Date to Black Diamond and to holders of Class 7 Claims. The Plan Proponents shall file the Notice of Effective Date with the Court on the Effective Date or as soon thereafter as possible.

Notwithstanding the foregoing, Section 8.6 of the Plan shall become effective on the Confirmation Date.

10.3 Conditions to the Investor Closing Date

The Investor Closing Date shall occur as soon as possible after the Effective Date upon the satisfaction or waiver of the conditions contained in the Investment Agreement and the consummation of the “Closing” under the Investment Agreement.

10.4 Waiver of Conditions

(i)                                     The Plan Proponents and the Plan Sponsors may jointly waive, in whole or in part, the condition set forth in Section 10.1(i).

(ii)                                  The Plan Proponents, the Nonbondholder Committee, BRAC, and Black Diamond may jointly waive, in whole or in part, either or both of the conditions set forth in Section 10.2(ii) and l0.2(iii).

(iii)                               Black Diamond may unilaterally waive the condition set forth in Section 10.2(iv).

(iv)                              Black Diamond, the Nonbondholder Committee, and BRAC may jointly waive the condition set forth in Section 10.2(v).

The waiver of any condition, whether unilateral or joint, may be made in the sole and absolute discretion of the party entitled to waive. Any waiver may be made without notice and without a hearing. The failure to satisfy any condition not so waived shall preclude occurrence of the Confirmation Date or the Effective Date, as the case may be, regardless of the circumstances giving rise to the failure (including any action or inaction by any of the Plan Proponents). The waiver of a condition in Section 10.1 or Section 10.2 shall not constitute a waiver of any other condition.

10.5 Effect of Failure of Conditions

If, on or before July 31, 2005 (or any later date agreed to in writing by the Debtors and the Plan Sponsors on or before that date), a condition specified in the Investment Agreement has not been satisfied or waived or the Effective Date does not occur for any other reason, (a) the Debtors shall file a notice that the Effective Date has not occurred with the Bankruptcy Court and serve it on the United States Trustee, the Committees, and the Plan Sponsors; (b) the Confirmation Order shall be vacated; (c) no distributions under the Plan shall be made; (d) the Debtors and all holders of claims or interests shall be restored to the position they were in as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, (e) the Debtors’ obligations with respect to all claims and interests shall remain unchanged, and nothing contained herein shall constitute or be deemed a waiver or release of or admission with respect to any claims or interest by, against, or in the Debtors or any other entity or prejudice in any manner the rights of the Debtors or any entity in further proceedings involving the Debtors and (f) all votes to accept or reject the Plan shall be deemed withdrawn.

ARTICLE XI

MODIFICATION; WITHDRAWAL

The Plan Proponents may modify the Plan either before or after its confirmation, to the fullest extent permitted under Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The Debtors or the Bondholder Committee may withdraw the Plan at any time before the Effective Date.

ARTICLE XII

RETENTION OF JURISDICTION

Notwithstanding Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over all proceedings in the Chapter 11 Cases arising under the Bankruptcy Code, arising in the Chapter 11 Cases, or arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, to the same extent as if each kind of such proceeding, and each proceeding over which any party asserts the Bankruptcy Court has jurisdiction, were listed in this Article. Notwithstanding anything in this Plan to the contrary, the Bankruptcy Court shall not retain jurisdiction with respect to the Louisiana Department of Revenue’s (“LDR”) claims except for (i) resolving the amount of any tax claims arising prior to confirmation, and (ii) enforcing the discharge provisions of the confirmed Plan. A failure by the Reorganized Debtors to make the full and timely payment to the LDR under the Plan shall be an “Event of Default.” If the Reorganized Debtors fail to cure an Event of Default within thirty (30) days after receipt of written notice of default from the LDR or its agents, the LDR may (a) enforce the entire amount of its claim; (b) exercise any and all rights and remedies that the LDR may have under applicable nonbankruptcy law which includes but is not limited to, state law tax collection procedures; and/or (c) seek such relief as may be appropriate in the Bankruptcy Court.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1 Discharge

Except as otherwise provided in the Plan, HCS, SCC and Noteholder Newco shall be discharged, effective on the Effective Date, from any claim that arose before the Effective Date, to the fullest extent provided by Section 1141 of the Bankruptcy Code. Confirmation of the Plan and the occurrence of the Effective Date do not discharge HCS I, HCS II, or H.L.

13.2 Rights of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, Reorganized HCS and Reorganized SCC shall retain and may (but are not required to) enforce all or any Rights of Actions (excluding Excluded Causes of Action transferred to Noteholder Newco) and all other similar claims arising under applicable state laws, if any, and all other Rights of Action of a trustee under the Bankruptcy Code. Reorganized HCS and Reorganized SCC, in their sole and absolute discretion, may determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing) and shall not be required to seek further approval of the Bankruptcy Court for such action. Reorganized HCS and Reorganized SCC or any successors may pursue such litigation claims in accordance with the best interests of Reorganized HCS and Reorganized SCC or any successors holding such rights of action. In accordance with Section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, Noteholder Newco, as a representative of the estate appointed for this purpose, shall retain and may (but is not required to) enforce all or any Excluded Causes of Action. In accordance with Section 5.5, Noteholder Newco may determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. Notwithstanding the foregoing, Avoidance Actions arising under Sections 547 or 549(b) of the Bankruptcy Code or similar state laws may be asserted by Reorganized HCS, Reorganized SCC or Noteholder Newco only by way of defense or to seek the disallowance of a claim under Section 502(d) of the Bankruptcy Code, and the right to an affirmative recovery under Sections 547 or 549(b) of the Bankruptcy Code is hereby waived and shall not be retained by Reorganized HCS, Reorganized SCC or Noteholder Newco.

13.3 Term of Injunctions or Stays

Unless otherwise provided herein, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until the Effective Date.

13.4 Termination of Committees’ Duties

On the Effective Date, the duties of all Committees shall terminate, except with respect to any pending appeal of an order entered in the Chapter 11 Cases and the prosecution of Professional

Fee Claims, but the Bondholder Committee shall survive following the Effective Date for the limited purpose of ensuring the implementation of the Plan on behalf of holders of Debt Securities for a period not to exceed 90 days, unless otherwise extended by agreement between Noteholder Newco and the Bondholders’ Committee or by further order of the Court. The reasonable fees and expenses of the Committees’ respective Professionals shall be paid by Noteholder Newco during the post-Effective Date period.

13.5 Exculpation and Limitation of Liability

To the maximum extent permitted by law, none of the Debtors, the Reorganized Debtors, the Estates, the Plan Sponsors, the Committees, the members of any Committee that served as a member thereof on or at any time after the Petition Date, U.S. Bank National Association, as indenture trustee, Black Diamond, BRAC, Broadmoor, L.L.C., nor any of their employees, officers, directors, agents, members, representatives, or the Professionals employed or retained by any of them, whether or not by Bankruptcy Court order (each, an “Exculpated Person”), shall have or incur liability to any entity for any breach of fiduciary or other duty or for any act taken or omission made in good faith, whether taken or made before or after the Petition Date, in connection with or related to the pre-petition auction process, the selection of the Eldorado bid as the transaction to be incorporated into the Plan, the formulation of the Plan, the Disclosure Statement, or a contract, instrument, confidentiality agreement, release, or other agreement or document created in connection with any of the foregoing, the formulation or filing and pursuit of any objection to the Plan, the Disclosure Statement, or any other process in or related to the Chapter 11 Cases, the solicitation of acceptances for or rejections of the Plan, the confirmation of the Plan, or the consummation and implementation of the Plan and the transactions contemplated therein, unless the act or omission constituted gross negligence or willful misconduct, and all Exculpated Persons are exculpated from any such liability.

13.6 Binding Effect

The Plan shall be binding on and inure to the benefit of the Debtors, all present and former holders of claims against and interests in the Debtors, their respective successors and assigns,

including the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that entity.

13.7 Payment of Statutory Fees

On or before the Effective Date, the Debtors shall pay all fees due under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing. After the Effective Date, Noteholder Newco shall pay all such fees arising before the closing of the Chapter 11 Cases.

13.8 Severability of Plan Provisions

If, before confirmation, the Bankruptcy Court holds that any Plan provision is invalid, void, or unenforceable, the Plan Proponents may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan. The Confirmation Order shall constitute a judicial determination that each Plan provision, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

13.9 Consents

Each provision herein that requires or permits an entity to give its approval or consent or make a determination that a document or transaction is satisfactory, and any other provision of similar import, shall be construed to require that the entity give its approval or consent or make the required determination in good faith.

13.10 Computation of Time

Bankruptcy Rule 9006(a) governs the computation of any period of time prescribed or allowed by the Plan.

13.11 Notices

Any notice, request, or demand required or permitted to be given under the Plan shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, or (d) first class mail; and (iii) deemed to have been duly given or made when actually delivered, addressed as follows:

To the Debtors and Reorganized HCS I, HCS II, and H.L.:

HOLLYWOOD CASINO SHREVEPORT

5601 Bridge Street

Suite 300

Fort Worth, Texas 76112

Att’n: Mr. John Hull

with a copy to

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

300 South Grand Avenue

Los Angeles, California 90071

Att’n:   Richard Levin, Esq.

Telephone:	(213) 687-5000
Facsimile:	(213) 687-5600

To the Bondholder Committee:

MILBANK, TWEED, HADLEY & MCCLOY LLP

601 South Figueroa Street

Los Angeles, California 90071

Attn: Robert Jay Moore, Esq.

To the Non-Bondholder Committee:

HELLER, DRAPER, HAYDEN, PATRICK & HORN, L.L.C.

650 Poydras Street, Suite 2500

New Orleans, LA 70130

Attn: William H. Patrick, III, Esq.

To the Plan Sponsors and Reorganized HCS and Reorganized SCC:

Eldorado Resorts LLC

Fourth & Virginia Streets

P.O. Box 3399

Reno, Nevada 89505

Attn: Gary Carano

with a copy to:

MCDONALD CARANO WILSON LLP

100 West Liberty Street, 10th Floor

Reno, NV 89501

Attn: A.J. Hicks, Esq.

To Noteholder Newco:

John Hull

Shreveport Gaming Holdings, Inc.

5601 Bridge Street, Suite 300

Fort Worth, TX 76112

with a copy to:

MILBANK, TWEED, HADLEY & MCCLOY LLP

601 South Figueroa Street

Los Angeles, California 90071

Attn: Robert Jay Moore, Esq.

ARTICLE XIV

NON-CONSENSUAL CONFIRMATION

The Plan Proponents and the Plan Sponsors request that the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code.

Dated:	July 6, 2005
Shreveport, Louisiana

SHREVEPORT CAPITAL CORPORATION

		By:		/s/ John Hull
			Name:	John Hull
			Title:	Chairman of the Board,
Chief Executive Officer and President

HOLLYWOOD CASINO SHREVEPORT

		By:	HCS I., Inc., as managing general partner

		By:		/s/ John Hull
			Name:	John Hull
			Title:	Chairman of the Board,
Chief Executive Officer and President

HCS I, INC.

By:		/s/ John Hull
	Name:	John Hull
	Title:	Chairman of the Board,
Chief Executive Officer and President

HCS II, INC.

By:		/s/ John Hull
	Name:	John Hull
	Title:	Chairman of the Board,
Chief Executive Officer and President

HCS - Golf Course, LLC

By:	HCS I., Inc., as managing general partner,
Hollywood Casino Shreveport, sole member

By:		/s/ John Hull
	Name:	John Hull
	Title:	Chairman of the Board,
Chief Executive Officer and President

HWCC-LOUISIANA, INC.

By:		/s/ John Hull
	Name:	John Hull
	Title:	Chairman of the Board,
Chief Executive Officer and President

/s/ R. Patrick Vance
R. PATRICK VANCE (Bar No. 13008)
CORINNE G. HUFFT (Bar No. 26892)
Jones, Walker, Waechter, Poitevent,
Carrère & Denègre, L.L.P.
201 St. Charles Avenue, 49th Floor
New Orleans, Louisiana 70170-5100
Telephone: (504) 582-8000
Facsimile: (504) 582-8010

-and-

Pro Hac Vice
RICHARD LEVIN
GLENN WALTER
SETH GOLDMAN
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5000
Facsimile: (213) 687-5600

Counsel for Debtors

Exhibit A

Terms of New Notes

Issuer	Reorganized Hollywood Casino Shreveport and Reorganized Shreveport Capital Corporation

Guarantors	Plan Sponsors

Notes offered	$140,000,000 aggregate principal amount of 10% senior secured notes

Maturity	7 years

Interest

10% per annum. Interest will start to accrue on the earlier to occur of June 30, 2005 or the Grand Opening of rebranded Reorganized HCS. Interest will be paid in cash semi-annually in arrears payable February 1 and August 1 of each year beginning on February 1, 2006; provided, however, that up to four semi-annual interest payments may be paid by the issuance of additional New Notes with an aggregate principal amount equal to the interest due.

Ranking	The New Notes will be senior secured obligations of issuer ranking equal with all of issuer’s senior indebtedness and ranking senior to all of the issuer’s subordinated debt.

Security

The New Notes will be secured by a first priority security interest in substantially all of the issuers’ current and future assets. The liens of the holders of Debt Securities under the First Mortgage Note Indenture and Senior Secured Note Indenture and related collateral documents will be amended and restated and as amended will continue in full force and effect after the Effective Date as first priority perfected liens to secure the New Notes. Liens on HCS I’s and HCS II’s general partnership interests in HCS will remain in effect after the Effective Date and will secure the New Notes, until such partnership interests are canceled under the Plan on the Investor Closing Date. On the Investor Closing Date, the Plan Sponsors will grant security interests in their general partnership interests in Reorganized HCS.

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Basic Covenants of the Indenture	The Amended and Restated Note Indenture will contain a 2-1 debt incurrence test and will also contain restrictive covenants typical for a high yield offering.

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Exhibit B

Preferred Partnership Distributions

Issuer	Reorganized HCS

Preferred Capital Contribution Amount	$20,000,000

Preferred Return

Commencing on the earlier to occur of June 30, 2005 or the Grand Opening of rebranded Reorganized HCS, the Preferred Capital Contribution Amount will accrue a preferred return of 13% per annum. The preferred return will compound quarterly.

Distributions

The Reorganized HCS Amended and Restated Joint Venture Agreement will provide a priority ahead of all distributions other than tax distributions for the use of distributable cash flow to reduce the accrued and unpaid preferred return and the Preferred Capital Contribution Amount.

On the eighth anniversary of the Effective Date, Reorganized HCS is required to distribute cash sufficient to reduce the Preferred Capital Contribution Amount to zero.

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Exhibit C

Terms of New Noteholder Partnership Interests

Issuer	Reorganized HCS

Interests

The New Noteholder Partnership Interests will represent 25% of the partnership interests issued under the Plan and the Reorganized HCS Amended and Restated Joint Venture Agreement. The New Noteholder Partnership Interests will not have any voting authority except as required by law or as otherwise agreed by the Plan Sponsors.

Call Option by Reorganized HCS

Reorganized HCS will have the right to call all of the New Noteholder Partnership Interests (but not less than all of the New Noteholder Partnership Interests) at any time after a full fiscal year of operations following the Effective Date where Reorganized HCS’s trailing EBITDAM for the four fiscal quarters preceding the date of the call exceeds $30,000,000. If Reorganized HCS exercises the call option, the price for the New Noteholder Partnership Interests would be 25% of six (6) times the four fiscal quarter trailing EBITDAM, minus debt including the New Notes, minus accrued and unpaid preferred return and the Preferred Capital Contribution Amount, plus available cash. A call payment would not be a Restricted Payment under the Amended and Restated Note Indenture.

Put Option by Noteholder Newco

Noteholder Newco shall have the right to put all of the New Noteholder Partnership Interests (but not less than all of the New Noteholder Partnership Interests) to Reorganized HCS for purchase at any time after a full fiscal year of operations following the Effective Date where Reorganized HCS’s trailing EBITDAM for the four fiscal quarters preceding the date of the put exceeds $30,000,000. If the holder of the New Noteholder Partnership Interests exercise the put and requires Reorganized HCS to purchase the New Noteholder Partnership Interests, the price for the New Noteholder Partnership Interests would be 25% of five and one-half (5.5) times the four fiscal quarter trailing EBITDAM, minus debt including New

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Notes, minus accrued and unpaid preferred return and the Preferred Capital Contribution Amount, plus available cash. A put payment would not be a Restricted Payment under the Amended and Restated Note Indenture.

Board observation rights

Unless prohibited by the applicable gaming authorities, subject to execution of a confidentiality agreement in form reasonably acceptable to the managing partner of Reorganized HCS, Noteholder Newco will have the right to attend all meetings of the Board of Managers (or other governing body) of the managing partner that address items relating to the operation of HCS.

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Exhibit D

Investment Agreement

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INVESTMENT AGREEMENT

by and among

HOLLYWOOD CASINO SHREVEPORT,

ELDORADO RESORTS LLC,

ELDORADO SHREVEPORT #1, LLC,

and

ELDORADO SHREVEPORT #2, LLC

Dated as of October 18, 2004

INDEX OF DEFINED TERMS

Acquisition Proposal
Actual Retained Cash
Ad Hoc Committee of Noteholders
Agreement
Break-Up Fee
Business
Capital Improvements
Cash Distribution
Closing
Closing Date
Commitment Letter
Company
Company’s Closing Certificates
Competing Transaction
Confidentiality Agreement
Confirmation Order
Contemplated Transactions
Customer Information
Deposit Funds
Disbursing Agent
Dispute Deadline
Dispute Notice
Eldorado
Eldorado Closing Certificates
Employee Benefit Plan
Employee Benefit Plans
ERISA
Escrow Agent
Escrow Property
Estimated Retained Cash
Financial Statements
First Mortgage Notes
HSR Act
Investment
Investment Price
Investor Closing Date
Investor I
Investor II
Investors
Investors Protection Order
LGCB

Management Agreement
Net Working Capital
New Non-Voting Equity Interests
New Notes
New Voting Equity Interests
Notes
Old Partnership Interests
Paddlewheels
Preferred Equity Interests
Preliminary Estimate
Property
Reorganized Company Agreement
Senior Secured Notes
Tax Returns

List of Schedules

Schedule 1.3	Schedule of Accounts
Schedule 3.3	Governmental Consents and Approvals
Schedules 3.7	Pending/Material Litigation
Schedule 3.10	Employee Benefit Plans
Schedule 3.12(a)	Non-filed Tax Returns
Schedule 3.12(b)	Tax Audits, Investigations or Other Agreements or Applications
Schedule 3.12(c)	Tax Sharing or Allocation Agreements
Schedule 3.12(d)	Tax Delinquencies
Schedule 3.13	Permitted Encumbrances
Schedule 3.14	Environmental Matters
Schedule 5.1	Conduct of Business
Schedule 6. l(e)	Required Consents – Company
Schedule 6.2(e)	Required Consents – Eldorado and Investors

List of Exhibits

Exhibit A	Form of Plan of Reorganization
Exhibit B	Form of Indenture
Exhibit C	Form of Fifth Amended and Restated Joint Venture Agreement of Eldorado Casino Shreveport Joint Venture
Exhibit D	Form of Management Agreement

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (together with all exhibits and schedules hereto, the “Agreement”), dated as of October 18, 2004, by and among Eldorado Resorts LLC, a Nevada limited liability company (“Eldorado”), Eldorado Shreveport #1, LLC, a Nevada limited liability company (“Investor I”), Eldorado Shreveport #2, LLC, a Nevada limited liability company (“Investor II” and together with Investor I, the “Investors”), and Hollywood Casino Shreveport, a Louisiana general partnership (the “Company”).

WHEREAS, the Company owns and operates a business (the “Business”) consisting of a hotel and riverboat gaming complex located in Shreveport, Louisiana (the “Property”);

WHEREAS, Donald L. Carano, the Chief Executive Officer and President of Eldorado, and Gary L. Carano, a member of the Board of Managers of Eldorado, are the sole members and managers of the Investors and desire to cause the Investors to acquire the Business;

WHEREAS, Eldorado has an option to acquire all of the membership interests of the Investors and will benefit from this Agreement and the Management Agreement (as defined below);

WHEREAS, the Company has outstanding $150 million aggregate principal amount of 13% First Mortgage Notes due 2006 with Contingent Interest (the “First Mortgage Notes”), which were issued under an indenture dated as of August 10, 1999 among the Company and Shreveport Capital Corporation, as issuers, HWCC-Louisiana, Inc., HCS I, Inc. and HCS II, Inc., as guarantors, and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee;

WHEREAS, the Company has outstanding $39 million aggregate principal amount of 13% Senior Secured Notes due 2006 with Contingent Interest (the “Senior Secured Notes,” and together with the First Mortgage Notes, collectively, the “Notes”), which were issued under an indenture dated as of June 15, 2001 among the Company and Shreveport Capital Corporation, as issuers, and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee;

WHEREAS, the Notes have been in default under the terms of their respective note indentures since May 2003;

WHEREAS, certain holders of Notes have formed an ad hoc committee represented by Milbank, Tweed, Hadley & McCloy LLP (the “Ad Hoc Committee of Noteholders”);

WHEREAS, on September 10, 2004, a group of creditors filed an involuntary petition against the Company under chapter 11, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Western District of Louisiana, Shreveport Division (the “Bankruptcy Court”);

WHEREAS, in connection with and as part of the transactions contemplated by this Agreement, to effectuate the consummation of the transactions contemplated by this Agreement through a plan of reorganization (the “Plan”), which shall be substantially in the form attached as Exhibit A, subject to such changes as the parties may agree in good faith, certain of the Company’s affiliates will commence voluntary Chapter 11 cases, and, if an order for relief has not been entered against the Company in the involuntary Chapter 11 case currently pending in the Bankruptcy Court, the Company will consent to an order for relief before a hearing on confirmation of the Plan (the “Chapter 11 Cases”);

WHEREAS, pursuant to the Plan, on the Closing Date (as herein defined) the promissory notes and other instruments evidencing the Notes shall be deemed cancelled and (A) the Company shall issue (i) new non-voting general partnership interests (the “New Non-Voting Equity Interests”) representing a 25 percent (25%) interest in the Company to a newly formed corporation wholly owned by holders of the Notes, (ii) $20 million of preferred equity partnership interests (the “Preferred Equity Interests”), (iii) $140 million of First Mortgage Notes due 2012 (the “New Notes”), the form of Indenture for which shall be substantially in the form attached as Exhibit B, subject to such changes as the parties may agree in good faith, and (B) the Company will cancel the existing outstanding partnership equity interests held by Shreveport Paddlewheels, L.L.C. (“Paddlewheels”);

WHEREAS, in connection with the consummation of the Plan, on the Investor Closing Date (as herein defined) the Investors intend, collectively, to purchase from the reorganized Company, and the reorganized Company intends to issue and sell to the Investors (the “Investment”), subject to the terms and conditions contained herein, new voting general partnership interests (the “New Voting Equity Interests”) representing a 75 percent (75%) interest in the reorganized Company in exchange for the Investment Price (as defined below), and following such purchase and sale of New Voting Equity Interests, the Company will cancel its existing outstanding partnership equity interests, which are held by HCS I, Inc. and HCS II, Inc. (collectively with the partnership interests previously held by Paddlewheels, the “Old Partnership Interests”);

WHEREAS, Eldorado, the Investors, the Company, HCS I, Inc., HCS II, Inc. and the Ad Hoc Committee of Noteholders desire that the Investors make the Investment and continue the Business of the Company as a Louisiana general partnership pursuant to and in accordance with the terms of this Agreement and the Plan;

WHEREAS, the Company, Eldorado and the Investors desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein; and

WHEREAS, the parties acknowledge that consummation of the Investment and related transactions contemplated by this Agreement (collectively, the “Contemplated Transactions”) is subject to the approval of the Bankruptcy Court and the Louisiana Gaming Control Board (the “LGCB”).

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NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

ISSUANCE AND PURCHASE OF NEW VOTING EQUITY INTERESTS; INVESTMENT CONSIDERATION

Section 1.1             Issuance and Purchase of New Voting Equity Interests.

Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, on the day immediately following the Closing (the “Investor Closing Date”) the reorganized Company will issue, sell and deliver to (i) Investor I a New Voting Equity Interest in the reorganized Company consisting of 74% of the partnership interests in the reorganized Company, and (ii) Investor II a New Voting Equity Interest in the reorganized Company consisting of 1% of the partnership interests in the reorganized Company in exchange for the Investment Price as described in Section 1.2 below.

Section 1.2             Investment Price.

In consideration for the New Voting Equity Interests to be issued by the reorganized Company to the Investors pursuant to Section 1.1, and subject to the terms and conditions of this Agreement, Eldorado shall cause the Investors, in proportion to their New Voting Equity Interests, to pay and deliver to the reorganized Company $5 million cash (the “Investment Price”) to be paid to the reorganized Company on the Investor Closing Date, $1 million of which was deposited with Deutsche Bank Trust Company Americas, a New York banking corporation (the “Escrow Agent”), pursuant to the letter, dated August 27, 2004, between the Company and Eldorado, as amended (the “Commitment Letter”), $1million of which was deposited with the Escrow Agent in connection with the execution of this Agreement, and $3 million of which shall be deposited with the Escrow Agent on the Closing Date (collectively, such amounts deposited with the Escrow Agent, the “Deposit Funds”);

Section 1.3             Closing Cash; Cash Distribution.

(a)           Definitions. “Net Working Capital” means (x) the actual aggregate amount at Closing of those line items of “Current Assets,” before investment of the Investment Price, less (y) the actual aggregate amount at Closing of those line items of “Current Liabilities,” each as reflected on the Schedule of Accounts attached hereto as Schedule 1.3 and identified thereon as “Included” line items, and each as determined in accordance with generally accepted accounting principles applied consistently with the Company’s past practice; provided that all liabilities of the Company arising out of or otherwise relating to this Agreement, the Plan and the Contemplated Transactions, including, without limitation, any fees, costs and expenses of legal advisors, financial advisors and brokers, (including the parties identified in Section 3.5), and any portion of transfer taxes and related expenses referred to in Section 8.8 allocable to the Company, that have not been paid on or prior to the Closing shall be included as Current Liabilities at Closing.

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(b)           Retained Cash. The Company shall retain cash (including cash equivalents) as of the Closing and not including the investment of the Investment Price of (x) $18.2 million, (y) (i) plus the amount by which the Net Working Capital is less than negative $4.25 million, or (ii) less the amount by which Net Working Capital exceeds negative $4.25 million, and (z) less the total amount spent (or incurred and included as a “Current Liability”) by the Company on capital improvements to the Property which are made (1) in substance pursuant to the Company’s existing plan, a copy of which has been provided to the Investors, or (2) as otherwise approved by the Investors pursuant to Section 5.1 (collectively, the “Capital Improvements”), such resulting amount referred to as the “Actual Retained Cash”. The amount of the Company’s cash at the Closing in excess of the Actual Retained Cash, if any, shall be transferred to the “Disbursing Agent” with respect to “Excluded Liabilities,” in each case as defined in the Plan (the “Disbursing Agent”). Because of the difficulty of determining the actual amount of Net Working Capital as of the Closing, the procedure set forth in paragraph (c) of this Section 1.3 shall be followed to estimate Net Working Capital at the Closing and the amount of cash, if any, to be distributed to the Disbursing Agent at the Closing or pursuant to Section 1.4 hereof, or paid to the Company pursuant to Section 1.4 hereof.

(c)           Estimate; Procedure. Between five and ten business days before Closing, the Company shall deliver to Eldorado and the Investors an estimate of the Net Working Capital at Closing (the “Preliminary Estimate”) together with a summary of the amount of Capital Improvements (the “Capital Improvements Summary”). The Company may update the Preliminary Estimate and the Capital Improvements Summary prior to the Closing Date. The Preliminary Estimate and the Capital Improvements Summary and any updates thereto shall be prepared in good faith and shall contain all information reasonably necessary to estimate Net Working Capital and the amount of Capital Improvements. The amount of cash the Company shall initially retain on the Closing Date shall be based on the Preliminary Estimate and the Capital Improvements Summary, as updated (the “Estimated Retained Cash”). The actual amount of cash held by the Company on the Closing Date, as determined under Section 2.3 before the investment of the Investment Price, in excess of the Estimated Retained Cash, if any, shall be transferred to the Disbursing Agent to be held for distribution under the Plan (the “Cash Distribution”) or as otherwise required by Section 1.4.

Section 1.4             Final Net Working Capital Determination.

As soon as practicable, but not later than 60 days, after the Closing, the Investors’ independent accountant shall prepare and deliver to the Disbursing Agent and the Ad Hoc Committee of Noteholders an audited statement prepared in accordance with generally accepted accounting principles consistently applied with the Company’s past practices, showing actual Net Working Capital and the actual amount of Capital Improvements as of the Closing Date, along with appropriate supporting documentation. The Disbursing Agent, in consultation with the Ad Hoc Committee of Noteholders, shall have 20 days (the last day of such 20 day period is hereinafter referred to as the “Dispute Deadline”) to review the audited statement and the work papers of the Investors’ accountant and to deliver written notice (the “Dispute Notice”) of any disagreements specifying in reasonable detail the nature and extent of such disagreement. If the Disbursing Agent delivers a Dispute Notice and the Disbursing Agent’s accountant and the Investors’ accountant cannot resolve such disagreement within ten business days after the Investors’ accountant’s receipt of the Dispute Notice, the items of disagreement shall be referred

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for final determination to the Bankruptcy Court. The Disbursing Agent or the Company shall pay (and the Investors shall cause the Company to pay, if applicable) the amount by which Actual Retained Cash differs from the Estimated Retained Cash to the other party within five business days after (i) if a Dispute Notice is not delivered by the Dispute Deadline, the Dispute Deadline or (ii) if a Dispute Notice is timely delivered, the date that the parties’ accountants resolve the dispute or entry of an Order by the Bankruptcy Court resolving the dispute.

Section 1.5             Deposit Funds.

The Investors have previously deposited the Deposit Funds with the Escrow Agent. Upon termination of this Agreement, the Escrow Property (as defined in the Escrow Agreement) (“Escrow Property”) shall be transferred as follows:

(a)           In the event this Agreement is terminated by the Company pursuant to Section 7.l(e), then the Escrow Property shall be transferred to the Company;

(b)           In the event this Agreement is terminated pursuant to Section 7.1(a), 7.1(b), 7.1(d), 7.1(f) or 7.1(g), the Escrow Property shall be transferred by the Escrow Agent to the Investors;

(c)           In the event the Agreement is terminated pursuant to Section 7.1(c), the Escrow Property shall be transferred by the Escrow Agent to the Investors, unless the conditions precedent set forth in Sections 6.1(a) or 6.1(b) (substituting the date of termination of this Agreement for the Closing Date in such provisions) have not been satisfied in which event the Escrow Property shall be transferred by the Escrow Agent to the Company.

(d)           On the Investor Closing Date, the Escrow Property shall be transferred by the Escrow Agent to the Company pursuant to Section 1.2(a).

ARTICLE II

CLOSING; CLOSING DELIVERIES

Section 2.1             Closing.

The consummation of the purchase and sale of the New Voting Equity Interests by the Investors, which shall take place on the Investor Closing Date, and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., Los Angeles time, (i) on the later of eleven days following the entry by the Bankruptcy Court of the Confirmation Order (as defined herein) and the satisfaction or waiver of the conditions specified in Sections 6.1 and 6.2 or (ii) at such other time, date, and place as shall be agreed upon by the parties (the date of the Closing being herein referred to as the “Closing Date”). The Closing shall be effective at 12:00 a.m., Shreveport, Louisiana time, on the Closing Date.

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Section 2.2             Deliveries at Closing.

(a)           At the Closing and on the Closing Date, the Company shall deliver (or cause to be delivered) to Eldorado and the Investors:

(i)            certificates of the officers of the managing general partner of the Company (the “Company’s Closing Certificates”) certifying that, (a) the conditions to Closing set forth in Section 6.2(a) have been satisfied; and (b) the conditions to Closing set forth in Section 6.2(b) have been satisfied; and

(ii)           each of the other agreements and documents contemplated to be delivered by or entered into by the Company in connection with or pursuant to this Agreement, duly executed by the Company, and any other such documents, instruments or certificates, required to be delivered in connection with the Company’s obligations under this Agreement, or as Eldorado and the Investors or their counsel may reasonably request.

(b)           At the Closing and on the Closing Date, Eldorado and the Investors, as applicable, shall deliver (or cause to be delivered) to the Escrow Agent $3 million in cash from the Investors.

(c)           At the Closing, Eldorado and the Investors, as applicable, shall deliver (or cause to be delivered) to the Company:

(i)            certificates of the officers of Eldorado and the Investors (the “Eldorado Closing Certificates”) certifying that, (a) the conditions to Closing set forth in Section 6.1(a) have been satisfied; and (b) the conditions to Closing set forth in Section 6.1(b) have been satisfied; and

(ii)           any other such documents, instruments or certificates required to be delivered in connection with Eldorado’s and the Investor’s obligations under this Agreement, or as the Company or its counsel may reasonably request.

(d)           On the Investor Closing Date, the Company shall deliver (or cause to be delivered) to the Investors a Fifth Amended and Restated Joint Venture Agreement of Eldorado Casino Shreveport Joint Venture substantially in the form of Exhibit C attached hereto, subject to such changes as the parties may agree in good faith (the “Reorganized Company Agreement”) duly executed by the parties as contemplated by the Plan.

(e)           On the Investor Closing Date, Eldorado and the Investors, as applicable, shall deliver (or cause to be delivered) to the Company:

(i)            the Reorganized Company Agreement duly executed by each of the Investors;

(ii)           the Escrow Property; and

(iii)          a Management Agreement, substantially in the form of Exhibit D attached hereto, subject to such changes as the parties may agree in good faith (the

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“Management Agreement”) duly executed by the parties thereto (including Investor I, as general partner of the reorganized Company).

Section 2.3             Cash Count.

On the Closing Date, all currency on the Property, including cage cash, cash in the hoppers, buckets (or slot drops) and the bill acceptors shall be counted (by emptying and counting the cash in the loads of all machines) by the Company and verified by Eldorado and the Investors. The Company and Eldorado shall determine, in good faith, appropriate procedures to count the above described cash as close as practical to the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Eldorado and the Investors as follows:

Section 3.1             Organization.

The Company is validly existing and in good standing as a general partnership under the laws of the State of Louisiana and has the partnership power and authority to own, lease, and operate its properties and licenses and to carry on the Business as it is now being conducted.

Section 3.2             Authority Relative to this Agreement.

The Company has the partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. Subject to and effective upon the entry of the Confirmation Order, this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance by the Company of this Agreement and the other agreements to be delivered or entered into with or pursuant to this Agreement, and the consummation of the Contemplated Transactions, have been duly and validly authorized by the Company.

Section 3.3             Governmental Consents and Approvals.

Except as set forth on Schedule 3.3, no consent, approval or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by the Company in connection with the execution, delivery, and performance of this Agreement and the consummation of the Contemplated Transactions, except (i) those specified in the conditions precedent set forth in Sections 6.1(c) through (e) and (ii) those which the failure to obtain would not reasonably be expected to have a materially adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company (“Material Adverse Effect”).

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Section 3.4             Capitalization.

HCS I, Inc. HCS II, Inc. and Paddlewheels are the only partners in the Company and collectively hold all of the Old Partnership Interests.

Section 3.5             Brokers.

No person, other than Libra Securities, LLC and CISC World Markets Corp., is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.6             Permits; Compliance with Laws.

The Company holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of the Business, except for such licenses, franchises, permits and authorizations, the failure of which to hold would not reasonably be expected to have a Material Adverse Effect, and the Company has complied with, and is in compliance with, all laws, statutes, codes, rules and regulations applicable to the Business except for such failure to comply which would not reasonably be expected to have a Material Adverse Effect.

Section 3.7             Litigation.

Except as set forth on Schedule 3.7, there are no actions, suits, proceedings, claims or investigations pending or, to the Company’s knowledge, threatened by any third party or governmental authority with respect to the Business that is or would be reasonably expected to have a Material Adverse Effect.

Section 3.8             Financial Statements.

The Company has previously delivered to Eldorado the Company’s (a) audited consolidated balance sheets as of December 31, 2001, 2002 and 2003, and audited consolidated statements of operations, comprehensive loss, changes in partners’ deficit and cash flows for the years ended December 31, 2001, 2002 and 2003, and accompanying notes and (b) unaudited consolidated balance sheet as of June 30, 2004 and unaudited consolidated statements of operations, comprehensive loss, changes in partners’ deficit and cash flows for the six months ended June 30, 2004. All of the foregoing financial statements (including the notes thereto) are referred to as the “Financial Statements.” The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied with the Company’s past practices (except, with respect to the unaudited financial statements, for normal year-end adjustments and the absence of certain footnotes and other disclosures required for audited financial statements) and present fairly the financial condition and operating results of the Company as of the dates, and for the periods, thereof.

Section 3.9             Absence of Certain Changes or Events.

Since June 30, 2004, except for the proceedings in the Bankruptcy Court, and all actions or inaction required thereby, Capital Improvements, the Company’s restructuring

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activities, including, without limitation, efforts to sell the Business, the Company has conducted the Business in the ordinary course consistent with past practices. Since June 30, 2004 there has not been any material adverse changes in the Company’s trade payables and other operating debts.

Section 3.10           Employee Benefit Plans.

Schedule 3.10 contains an accurate and complete list of each “employee benefit plan” (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”)) and any other material employee benefit plan, program or arrangement (each, an “Employee Benefit Plan” and collectively, the “Employee Benefit Plans”) which provides benefits to employees of the Company. The Company has not made any plan or commitment to establish any new Employee Benefit Plan or to modify any existing Employee Benefit Plan (except to the extent required by any applicable law). Each Employee Benefit Plan complies in form and in operation in all material respects with the applicable requirements of ERISA and the Code. With respect to each Employee Benefit Plan, all required payments, premiums, contributions, distributions or reimbursements for all periods ending prior to or as of the date of this Agreement have been made in the normal course in accordance with the terms of the applicable Employee Benefit Plan and applicable law or properly accrued. The Company has not incurred any material liability under Title IV of ERISA with respect to any Employee Benefit Plan that has not been satisfied in full. None of the Employee Benefit Plans is a “multiemployer plan” as defined in Section 3(37) of ERISA and except as set forth on Schedule 3.10 hereto neither the Company nor any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has at any time during the past six years sponsored or contributed to or has any liability or obligation in respect of, any multiemployer plan that remains unsatisfied.

Section 3.11           No Violations.

Subject and after giving effect to any required approvals of the Bankruptcy Court (including, without limitation, the Confirmation Order) and the Plan and assuming the receipt of all consents and approvals described in Section 3.3, neither the execution, delivery, or performance of this Agreement by, nor the consummation of the transactions contemplated hereby, nor compliance by, the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Third Amended and Restated Joint Venture Agreement of the Company, as amended on August 2, 1999 and December 20, 2000, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which the Company is a party or by which any of its properties or assets may be bound or affected, (c) violate any material order, writ, injunction, decree, statute, rule, or regulation applicable to the Company or any of its properties or assets, or (d) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for the Company to conduct its business as currently conducted, except in the case of clauses (b) and (d) for violations, breaches, defaults, terminations, cancellations,

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accelerations, vestings, payments, exercises, suspensions or revocations that would not individually or in the aggregate be reasonably likely to have a Material Adverse Effect.

Section 3.12            Taxes.

(a)           Except as disclosed in Schedule 3.12 (a) hereto, the Company has filed all U.S. federal, state, local, foreign and other tax returns (including any information returns, reports and statements) (the “Tax Returns”) that are required to have been filed by it with the appropriate taxing authorities, and all information provided in such Tax Returns is complete and accurate in all material respects. Except as disclosed in Schedule 3.12(a), the Company has paid all taxes owed by it (whether or not actually shown on such Tax Returns), other than in those instances in which such taxes (i) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP in respect of all such taxes and/or (ii) relate to a tax period (or portion thereof) ending on or before the date of this Agreement and that first became due and payable after the date of this Agreement. Except as disclosed in Schedule 3.12(a) hereto, there is no tax liability proposed by any taxing authority to be imposed upon the Company for fiscal year ended December 31, 2003 for which there is not an adequate reserve.

(b)           Except as disclosed in Schedule 3.12(b) hereto, no audits or investigations relating to any taxes for which the Company may be liable are pending by any taxing authority. Except as disclosed in Schedule 3.12(b) hereto, there are no agreements or applications by the Company for the extension of the time for filing any material tax return or paying any material tax nor have there been any waivers of any statutes of limitation for the assessment of any material taxes.

(c)           Except as disclosed in Schedule 3.12(c) hereto, the Company is not a party to any agreements with any Person relating to the sharing or allocation of taxes.

(d)           Except as disclosed in Schedule 3.12(d) hereto, the Company has withheld from its employees and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all employee tax withholding provisions of all applicable laws.

(e)           The Company has always been subject to tax as a partnership for federal income tax purposes and has never made an election to be taxable as a corporation.

Section 3.13           Real Property.

Except as set forth in Schedule 3.13 hereto, the Company has good and marketable title in fee simple to all real property owned by the Company and valid leasehold or subleasehold interests in all real property leased by the Company, except for such defects in title as could not, individually or in the aggregate reasonably be expected to have a material adverse effect on the Company. There is no pending, or to the knowledge of the Company, threatened condemnation (or sale in lieu thereof) affecting any such real property.

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Section 3.14            Environmental Matters.

(a)              Except as would not reasonably be expected to have a material adverse effect on the Company, to the Company’s knowledge, except as set forth on Schedule 3.14,

(i)            The Company is in compliance with all applicable Environmental, Health, and Safety Requirements;

(ii)           The Company has obtained and is in compliance with all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements in connection with the Company’s use of or operations on any real property or with respect to the business of the Company;

(iii)          The Company has not received any written notice, report or other written information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities to any governmental authorities or third parties under any Environmental, Health, and Safety Requirements; and

(iv)          The properties currently owned, leased or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Material in such a manner or concentration that the Company would be required under any Environmental, Health and Safety Requirements to remedy the existence of such Hazardous Material.

(b)           To the Company’s knowledge, except as set forth on Schedule 3.14, the Company is not subject to any material order, decree, injunction, lien, or notice of violation by any governmental authority or any material pending or threatened claim with any third party relating to liability under any Environmental, Health, and Safety Requirements.

(c)           The representations and warranties in this Section 3.14 constitute the sole representations and warranties in this Agreement related to environmental matters.

(d)           For purposes of this Section 3.14, the following terms shall have the following meanings:

(i)            Environmental, Health, and Safety Requirements” means all applicable federal, state, local and foreign statutes, laws (including principles of common law), regulations and ordinances (including licenses, permits, approvals or restrictions issued or enacted thereunder) concerning public health and safety, worker health and safety (as such matters relate to Hazardous Material), natural resources and pollution or protection of the environment, including without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Material, as such requirements are enacted and in effect on or prior to the Closing.

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(ii)           “Hazardous Material” means all pollutants, contaminants, hazardous substances, hazardous waste, toxic substances, solid or special waste and materials, petroleum and petroleum constituents, PCBs, asbestos, radon, radioactive materials and any other compound, element, material or substance regulated or restricted by or under Environmental Health and Safety Requirements.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Eldorado and each of the Investors jointly and severally represents and warrants to the Company as follows:

Section 4.1              Organization.

Eldorado and each Investor is validly existing and in good standing under the laws of the State of Nevada and has the limited liability company power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted.

Section 4.2              Authority Relative to this Agreement.

Eldorado and each Investor has the limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by Eldorado and each Investor and the consummation by Eldorado and each Investor of the Contemplated Transactions have been duly authorized by all requisite actions of Eldorado and the Investors. This Agreement has been duly and validly executed and delivered by Eldorado and each Investor and constitutes a valid and binding agreement of Eldorado and each Investor, enforceable against them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors’ rights generally from time to time in effect and to general equitable principles.

Section 4.3              Governmental Consents and Approvals.

Except as set forth in the following sentence, no consent, approval, or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Eldorado or any Investor in connection with the execution, delivery, and performance of this Agreement and the consummation of the Contemplated Transactions. The only governmental or regulatory consents, approvals or authorizations required to consummate the Contemplated Transactions are entry of the Confirmation Order by the Bankruptcy Court, the consent of the LGCB, and the necessary consents and approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), if applicable, and the other consents referred to in Section 3.3.

Section 4.4              No Violations.

Neither the execution, delivery, or performance of this Agreement by, nor the consummation of the transactions contemplated hereby, nor compliance by Eldorado and each

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Investor with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the organizational documents of Eldorado or the Investors including, without limitation, any limited liability company agreement, operating agreement, charter or bylaws, as applicable, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan, or other instrument or obligation to which Eldorado or the Investors is a party or by which any of their properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Eldorado or the Investors or any of their properties or assets, or (d) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for Eldorado or the Investors to conduct their business as currently conducted, except in the case of clauses (b), (c), and (d) for violations, breaches, defaults, terminations, cancellations, accelerations, vestings, payments, exercises, suspensions, or revocations that would not individually or in the aggregate have a material adverse effect on Eldorado or the Investors.

Section 4.5             Brokers.

No person is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by Eldorado or the Investors in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Eldorado or the Investors.

Section 4.6             Financing.

Eldorado and each of the Investors represents that as of the date hereof and on the Closing there is and will be cash on hand sufficient to cause the Investors to deliver the balance of the Investment Price to the Company on the Closing.

ARTICLE V

COVENANTS AND OTHER AGREEMENTS

Section 5.1             Conduct of Business by the Company Pending the Closing.

Subject to any obligations as debtor in possession under the Bankruptcy Code, prior to Closing, the Company shall use reasonable efforts to preserve intact and operate the Business in the ordinary course, including meeting its post-petition date obligations as such become due, the orders of the Bankruptcy Court and the additional covenants and agreements set forth herein. However, the foregoing shall not prevent the Company from rejecting contracts or leases in accordance with the terms hereof. The Company agrees to provide Eldorado and the Investors with notice of its intention to reject any such contract or lease and to provide Eldorado and the Investors with the opportunity to elect to cause the Company not to reject such contract or lease as long as Eldorado and the Investors provide the Company written notice of such election within 5 business days after the Company’s written notice to Eldorado and the Investors of its intent to reject. Without limiting the foregoing, the Company shall use reasonable efforts

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to: (a) maintain the assets of the Company in good working condition (normal wear excepted); (b) maintain good relations with the Company’s employees, (c) maintain reserves, accruals and payables in the ordinary course of business and consistent with past practices, (d) protect the confidentiality of its customer trade secret information, including its customers’ records, records of past customer play and marker activity, customer lists and other marketing materials, and players club lists and information (collectively “Customer Information”) and (e) maintain the Business, assets, and operations as an ongoing business and consistent with past practices. Except as Eldorado and the Investors may otherwise consent to in writing, as set forth on Schedule 5.1, or as otherwise ordered by the Court or required under the Bankruptcy Code, the Company shall not take any of the following actions:

(a)           Enter into, create, incur or assume any obligations, take any other action, or enter into any agreement in any case which are other than in the ordinary course of business or would have a material adverse effect on Eldorado and the Investors’ ability following the Closing to operate, exercise, employ and exploit the Business in substantially the same manner as currently operated by the Company;

(b)           Except in the ordinary course of business consistent with past practice, sell, transfer, lease, license, encumber or otherwise dispose of any of the assets of the Company; or, except in the ordinary course of business consistent with past practice, terminate or in any material respect amend any material contract or lease;

(c)           Except in the ordinary course of business consistent with past practice, terminate the services of any employee of the Company or make any material change to the compensation or benefits provided to the Company’s employees;

(d)           Fail to keep in full force and effect present insurance policies or other comparable insurance benefiting the assets of the Company and the conduct of the Business;

(e)           Transfer or share any Customer Information with any affiliates, agents or representatives, of any entity; provided that Customer Information may be shared with HCS I or HCS II; or

(f)            Enter into any contract, arrangement or understanding, or agree, in writing or otherwise, to take any of the actions described in Section 5.1 or any action that would make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder.

Section 5.2             Certain Notifications.

(a)           The Company shall:

(i)            Use commercially reasonable efforts to promptly notify Eldorado and the Investors in writing of the occurrence of any circumstance or event that will result in, or could reasonably be expected to result in, the failure of the Company to timely satisfy any of the closing conditions specified in Section 6.1 or 6.2 of this Agreement;

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(ii)           Use commercially reasonable efforts to promptly forward to Eldorado and the Investors at least three (3) business days in advance of filing, except in case of emergency, drafts, for Eldorado’s and the Investor’s reasonable comment, of all pleadings, motions, notices, statements, schedules, applications, reports and other papers that the Company intends to file in the Chapter 11 Cases that relate to this Agreement, the Investment, Eldorado, the Investors, or in any manner relate to or affect the Contemplated Transactions; and

(iii)          Promptly forward to Eldorado and the Investors a copy (unless already served on Eldorado’s counsel and the Investors’ counsel) of any notice, application, motion, objection, response, proposed order or other documents or pleadings filed with a court or regulatory agency and received by the Company relating in any way to this Agreement or the Contemplated Transactions (together with a copy of any such documents or pleadings).

(b)           Eldorado and the Investors shall:

(i)            Promptly notify the Company in writing of the occurrence of any circumstance or event that will result in, or could reasonably be expected to result in, the failure of Eldorado or the Investors to timely satisfy any of the closing conditions specified in Section 6.1 or 6.2 of this Agreement; and

(ii)           Promptly forward to the Company a copy (unless already served on the Company’s counsel) of any notice, application, motion, objection, response, proposed order or other documents or pleadings filed with a court or regulatory agency and received by Eldorado or the Investors relating in any way to this Agreement or the Contemplated Transactions (together with a copy of any such documents or pleadings).

Section 5.3             Access to Personnel and Information.

The Company shall make reasonable efforts to permit Eldorado and the Investors and their representatives, in coordination with the Company, to have access with reasonable advance notice, and in a manner so as not to interfere with the normal business operations of the Company, to (a) entities having business relationships with the Company, including parties to any contracts and leases, and (b) present employees of the Company for purposes of discussing and potentially negotiating employment arrangements and for purposes of reviewing the Company’s reserves and policies regarding outstanding casino receivables and other issues associated with the Business. Subject to compliance with Louisiana gaming laws, Eldorado and the Investors shall be permitted to have a reasonable number of representatives on the Property at any given time to observe and monitor the Company’s business operations. The Company shall furnish Eldorado and the Investors with all financial, operating and other data and information, including copies of all records and information, related to the Business as Eldorado and the Investors may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Contemplated Transactions.

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Section 5.4             Customer Information.

The Company shall use commercially reasonable efforts to cause its affiliates, agents and representatives, and their respective officers or employees’ to return to the Company, or destroy, any copies of Customer Information, (whether in hard copy or electronic format). The Company shall promptly notify the Investors in writing if, to the knowledge of the Company, any circumstance or event has occurred that will result in, or could reasonably be expected to result in, the failure of any holders of Customer Information to return to the Company, or destroy, any copies thereof.

Section 5.5             Bankruptcy Cases.

The Contemplated Transactions are subject to entry of an Order (the “Confirmation Order”) by the Bankruptcy Court confirming the Plan. The Confirmation Order shall be in form and substance reasonably acceptable to the Company and Eldorado and the Investors.

Section 5.6             Investor Protections; Break-Up Fee.

(a)           Following the written request of the Investors, the Company shall promptly file or cause to be filed (and shall diligently pursue an order on shortened time if permitted by the Bankruptcy Court) a motion seeking entry of an order (the “Investors Protection Order”) in a form reasonably agreed to by the Company and Eldorado and the Investors approving the matters specified in this Section 5.6 and Section 8.7(b). Eldorado and the Investors shall reasonably cooperate with the Company in providing any information or documentation that the Bankruptcy Court might reasonably request or require in connection with the Company’s efforts to obtain the Investor Protection Order.

(b)           Unless and until this Agreement is terminated, except as the Company may reasonably determine in good faith to be otherwise required in connection with applicable fiduciary duties after consultation with counsel, the Company, except as otherwise required by the Bankruptcy Court, will not, nor will it authorize or permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, the Company to, directly or indirectly, initiate, solicit or encourage any inquiries, offers or proposals that constitute, or may reasonably be expected to lead to, a proposal or offer for (x) any merger, consolidation, share exchange, recapitalization, business combination or similar transaction, (y) any sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of assets representing all or substantially all of the assets of the Company, or (z) sale of equity interests representing, individually or in the aggregate, a majority of the voting power of the Company (any of the foregoing inquiries, offers or proposals being referred to as an “Acquisition Proposal”).

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Company may (A) enter into a definitive agreement providing for the implementation of a superior Acquisition Proposal if the Company is concurrently terminating this Agreement under Section 7.1(f) or (B) furnish non-public information to, enter into customary confidentiality agreements with, or enter into discussions or negotiations with, any

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person or entity in connection with a bona fide written Acquisition Proposal to the Company, if the Company determines in its good faith reasonable judgment after consultation with its advisors that such Acquisition Proposal, if accepted, constitutes, or is reasonably likely to lead to or result in, a superior Acquisition Proposal. A superior Acquisition Proposal means any bona fide written Acquisition Proposal obtained not in breach of this Section 5.6, on terms that the general partners of the Company determine in their good faith judgment (after consultation with a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal and this Agreement deemed relevant by the general partners, including any break-up fees, expense reimbursement provisions, conditions to and expected timing and risks of consummation, and the ability of the party making such proposal to obtain financing for such Acquisition Proposal and taking into account all other legal, financial, regulatory and all other aspects of such proposal) are more favorable on the whole to the general partners and the holders of the Notes than the Contemplated Transactions and that has a reasonable likelihood of being consummated.

(d)           If (i) prior to the 180th day after termination of this Agreement, the Company enters into a definitive agreement providing for the implementation of an Acquisition Proposal (a “Competing Transaction”) and thereafter consummates such Competing Transaction (whether or not the consummation of the Competing Transaction occurs prior to such 180th day) or (ii) the Company or Eldorado terminates this Agreement pursuant to Section 7.1(f) or 7.1(g) or (iii) Eldorado and the Investors terminate this Agreement pursuant to Section 7.1(d) as a result of a failure of the Company to satisfy the condition set forth in Section 6.2(b), then, except as provided in Section 5.6(e), Eldorado shall be entitled to a break-up fee in the amount of $1,250,000 (the “Break-Up Fee”).

(e)           Notwithstanding Section 5.6(d), Eldorado shall not be entitled to payment of the Break-Up Fee if the Company enters into an agreement for or consummates a Competing Transaction after (i) the Bankruptcy Court denies confirmation of the Plan primarily or exclusively for a reason other than the existence of a Competing Transaction, (ii) the LGCB determines not to approve the Contemplated Transactions or (iii) the Company terminates this Agreement pursuant to Section 7. l(e).

(f)            If Eldorado becomes entitled to payment of the Break-Up Fee pursuant to Section 5.6(d), the Company shall pay the Break-Up Fee to Eldorado, by wire transfer of immediately available funds not later than ten days after the date on which Eldorado becomes entitled to payment of the Break-Up Fee. The Break-Up Fee shall be deemed to be an administrative expense of the Chapter 11 Cases.

Section 5.7             Reasonable Efforts; Cooperation.

Prior to the Closing, upon the terms and subject to the conditions of this Agreement, each of the Company, Eldorado and the Investors shall also use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable to consummate the Contemplated Transactions as promptly as practicable. Eldorado and the Investors further agree to cause to be taken (including through their officers and directors), as soon as commercially reasonable all commercially reasonable actions, and to do, or cause to be done,

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and to assist and cooperate with the other parties in doing, all commercially reasonable things necessary, proper or advisable to obtain the approvals necessary to consummate the Contemplated Transactions, including obtaining approval from the LGCB and, if required, under the HSR Act. Eldorado and the Investors agree to file any application or other document necessary to commence these approval processes as soon as practicable, but in no event later than the tenth business day after the execution of this Agreement with respect to approvals necessary to satisfy the conditions set forth in Sections 6.2(c), 6.2(d) and 6.2(e), except with respect to any required filings under the HSR Act which may be commenced no later than the earlier of (i) the fifth business day after the Bankruptcy Court has entered the Confirmation Order and (ii) the fifth business day following satisfaction of the condition described in Section 6.2(d); provided, however, that if on such earlier date no filing under the HSR Act is required, then such filing under the HSR Act shall be made within ten business days following the date such filing under the HSR Act becomes required, if applicable. The Company agrees to cooperate with Eldorado and the Investors, at no expense to the Company or the creditors of the Company, with regard to any tax favorable treatment related to the structuring of the Contemplated Transactions, provided, however, that the unavailability of any such favorable tax treatment shall not delay the Closing.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1             Condition Precedent to Obligations of the Company.

The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent;

(a)           Accuracy of Representation. The representations and warranties made by Eldorado and the Investors in this Agreement are true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of such earlier date).

(b)           Performance of Obligations. Eldorado and the Investors have performed in all material respects all obligations herein required to be performed by them on or prior to the Closing Date.

(c)           Court Approval. The Bankruptcy Court has entered the Confirmation Order, and that order has not been reversed, stayed, modified, or amended in any manner, material to the Company.

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(d)           LGCB Approval. The LGCB has approved the Contemplated Transactions.

(e)           Consents. All authorizations, consents and permits required to consummate the Contemplated Transactions set forth on Schedule 6.1(e) have been obtained and the required statutory waiting period under the HSR Act, if applicable, has expired or been terminated.

(f)            No Adverse Proceedings. No order, decree or judgment of any court, governmental agency or other governmental entity of competent jurisdiction has been rendered against any party hereto, or no such court, agency or entity has made effective any law that would render it unlawful, as of the Closing Date, to effect the Contemplated Transactions in accordance with the terms of this Agreement or that would permit the consummation of the Contemplated Transactions only by subjecting a party to a condition or restriction that would reasonably be expected to have a Material Adverse Effect upon such party.

Section 6.2              Condition Precedent to Obligations of Eldorado and the Investors.

The obligation of Eldorado and the Investors to effect the Contemplated Transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a)           Accuracy of Representations. The representations and warranties made by the Company in this Agreement are true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (except those representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) as of such earlier date).

(b)           Performance of Obligations. The Company has performed in all material respects all obligations herein required to be performed by it on or prior to the Closing Date.

(c)           Court Approval. The Bankruptcy Court has entered the Confirmation Order, and that order has not been reversed, stayed, modified, or amended in any manner, material to Eldorado and the Investors.

(d)           LGCB Approval. The LGCB has approved the Contemplated Transactions.

(e)           Consents. All authorizations, consents and permits required to consummate the Contemplated Transactions set forth on Schedule 6.2(e) have been obtained and the required statutory waiting period under the HSR Act, if applicable, has expired or been terminated.

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(f)            No Material Changes. There shall have been no material adverse changes in the Company’s trade payables and other operating debts since the date of this Agreement.

(g)           No Adverse Proceedings. No order, decree or judgment of any court, governmental agency or other governmental entity of competent jurisdiction has been rendered against any party hereto, or no such court, agency or entity has made effective any law that would render it unlawful, as of the Closing Date, to effect the Contemplated Transactions in accordance with the terms of this Agreement or that would permit the consummation of the Contemplated Transactions only by subjecting a party to a condition or restriction that would reasonably be expected to have a Material Adverse Effect upon such party.

(h)           Customer Information. All copies of any Customer Information held by HCS I, Inc. or HCS II, Inc. or any of their respective, agents, representatives, officers or employees shall have been destroyed or returned to the Company and executive officers of each of the foregoing entities shall have certified to the Investors as to such destruction or return.

ARTICLE VII

TERMINATION

Section 7.1              Termination.

This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to Closing:

(a)           by the mutual written consent of Eldorado, the Investors and the Company;

(b)           immediately upon written notice of Eldorado and the Investors to the Company, if (i) the Company has not, on or before November 15, 2004, (x) filed the Plan and a related disclosure statement with the Bankruptcy Court and (y) moved to schedule a hearing to consider approval of the disclosure statement and solicitation procedures with respect to the Plan, unless a later date has been agreed to in writing by Eldorado and the Investors and the Company or (ii) the Investors Protection Order in a form reasonably acceptable to Eldorado and the Investors has not been approved by the Bankruptcy Court within thirty (30) days following the written request of the Investors referred to in Section 5.6(a), unless a later date has been agreed to in writing by Eldorado and the Investors and the Company;

(c)           immediately upon written notice by Eldorado and the Investors to the Company, or the Company to Eldorado and the Investors, if the Closing does not occur on or prior to the earlier of (i) March 31, 2005 or (ii) 15 days after the satisfaction of all conditions precedent set forth in Sections 6.1(c), 6.1(d), 6.1(e), 6.2(c), 6.2(d) and 6.2(e) hereof; unless a later date has been agreed upon in writing by Eldorado and the Investors and the Company;

(d)           immediately upon written notice by Eldorado and the Investors to the Company, so long as Eldorado or the Investors are not then in breach of their material obligations under this Agreement, upon the occurrence of the Company’s inability to satisfy the

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conditions precedent set forth in Section 6.2(a) and (b) hereof; and the Company has not remedied such breach or satisfied such condition within 30 calendar days after the receipt of written notice by the Company from Eldorado and the Investors specifying such breach or unsatisfied condition;

(e)           immediately upon written notice by the Company to Eldorado and the Investors, so long as the Company is not then in breach of its material obligations under this Agreement, upon the occurrence of Eldorado’s or the Investors’ inability to satisfy the conditions precedent set forth in Section 6.1(a) and (b) hereof; and Eldorado or the Investors have not remedied such breach or satisfied such condition within 30 calendar days after the receipt of written notice by Eldorado and the Investors from the Company specifying such breach or unsatisfied condition;

(f)            by the Company or Eldorado, in the event the Company enters into a definitive agreement for a Competing Transaction; or

(g)           by the Company or Eldorado, in the event that the Bankruptcy Court approves a Competing Transaction.

Section 7.2             Effect of Termination.

In the event of the termination of this Agreement by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Contemplated Transactions is made. Upon termination of this Agreement (i) the Confidentiality Agreement (as defined below), Section 1.5, Section 5.6, this Section 7.2 and Article VIII shall survive termination of this Agreement, and (ii) there shall be no liability or obligation thereafter on the part of Eldorado or the Investors, or the Company except (A) for fraud, (B) for breach of this Agreement prior to such termination or abandonment of the Contemplated Transactions and (C) pursuant to Section 1.5, Section 5.6 or Article VIII or pursuant to the Confidentiality Agreement. The acceptance by the Company of a bid other than Eldorado’s or the Investors’ and seeking the approval of the Bankruptcy Court of a bid other than Eldorado’s or the Investors’ shall not constitute a breach for purposes of this Section 7.2. Notwithstanding anything to the contrary contained in this Agreement, in the event Eldorado is entitled to receive the “Break-Up Fee” referred to in Section 5.6 upon termination of this Agreement, the right of Eldorado to receive such amounts, together with any expense reimbursement pursuant to the provisions of Section 8.7(b), shall constitute Eldorado’s and the Investors’ sole remedy for (and such amount shall constitute liquidated damages in respect of) any breach by the Company of any of its representations, warranties, covenants or agreements set forth in this Agreement.

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ARTICLE VIII

GENERAL PROVISIONS

Section 8.1             Notices.

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon the earliest of (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to Eldorado and the Investors, to

Eldorado Resorts LLC

Fourth & Virginia Streets

P.O. Box 3399

Reno, Nevada 89505

Fax: (775) 348-9259

Attn: Donald L. Carano

with a copy to

Wolf, Block, Schorr & Solis-Cohen LLP

1650 Arch Street

22nd Floor

Philadelphia, Pennsylvania 19103-2097

Fax: (215) 405-3834

Attn: Howell Reeves, Esq.

and a copy to

McDonald Carano Wilson LLP

100 West Liberty Street, 10th Floor

P.O. Box 2670

Reno, Nevada 89505

Fax: (775) 788-2020

Attn: A. J. Hicks, Esq.

If to the Company, to

Hollywood Casino Shreveport

5601 Bridge Street, Suite 300

Fort Worth, Texas 76112

Fax: (817) 492-7066

Attn: Mr. John Hull

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with a copy to

Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

201 St. Charles Avenue, 48th Floor

New Orleans, LA 70170-5100

Fax: (504) 582-8218

Attn: J. Kelly Duncan, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Ave.

Los Angeles, CA 90071

Fax: (213) 687-5600

Attn: Richard Levin, Esq.

Section 8.2             Confidentiality.

The Company, Eldorado and the Investors shall continue to be bound by the terms of that certain Confidentiality Agreement between the parties dated as of February 24, 2004 (the “Confidentiality Agreement”). As such, Eldorado, the Investors and the Company, HCS I, Inc. and HCS II, Inc. and their respective officers, directors, principal shareholders and representatives shall not make or issue any public statement or announcement with respect to the Contemplated Transactions without the prior written approval of the other parties hereto, except as required by law, as permitted by the Confidentiality Agreement, or in connection with the Chapter 11 Cases. However, following the execution of this Agreement, the Company, Eldorado, the Investors and their principal shareholders shall be permitted to issue press releases regarding the Contemplated Transactions. Such press releases shall be subject to the approval of the Company, Eldorado and the Investors, as appropriate, with such approval not to be unreasonably withheld or delayed. Upon prior notice to the other party, any party may make any other public disclosure it believes in good faith is required by law or governmental rule, regulation or requirement or in connection with the Chapter 11 Cases or otherwise, or any listing or trade agreement concerning its publicly traded securities. None of the Company nor Eldorado, nor the Investors shall disclose the terms of this Agreement to any party without the Company’s, Eldorado’s and the Investor’s prior written consent, except as required by law or governmental rule, regulation or requirement or in connection with the Company’s Chapter 11 Cases. The Company shall advise Eldorado and the Investors of all disclosures related to the Contemplated Transactions required by the Chapter 11 Cases as soon as the Company is permitted to do so under applicable laws. If any party is required by law or governmental rule, regulation or requirement to disclose any confidential information, such party shall provide the other party with prompt written notice so that a protective order or other remedy may be sought or compliance with this Section 8.2 may be waived.

Section 8.3             Construction.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term

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“including” (and all variants thereof) shall be exemplary rather than a term of limitation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 8.4             Entire Agreement; Assignment.

This Agreement (including the exhibits, schedules, and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements (including the Commitment Letter) and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties hereto, except that the terms of the Confidentiality Agreement shall survive execution of this Agreement, and (b) shall not be assigned by operation of law or otherwise, except that at Closing, Eldorado and the Investors may assign their respective rights hereunder to one or more affiliates of Eldorado, but no such assignment shall relieve Eldorado or either of the Investors of its respective obligations hereunder.

Section 8.5             No Obligations to Third Parties.

The execution and delivery of this Agreement shall not confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or obligate the parties to any person or entity other than the parties to this Agreement.

Section 8.6             Governing Law.

To the extent not governed by the Bankruptcy Code, this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that State, including Section 5-1401 of the New York General Obligations Law, without reference to its conflict of laws rules. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely between the Company, Eldorado and the Investors shall be the Bankruptcy Court, or if such court will not hear any such suit, the U.S. District Court for the Southern District of New York, or if such court does not have jurisdiction, the courts of the State of New York, and, the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction.

Section 8.7             Expenses; Attorneys’ Fees.

(a)           Whether or not the Contemplated Transactions are consummated, subject to paragraph (b) of this Section 8.7, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses. Notwithstanding the foregoing, Eldorado and the Investors shall be responsible for all fees and expenses paid to third parties related to obtaining regulatory approvals including of the LGCB and under the HSR Act (exclusive of fees and expenses of legal, financial and other

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advisors engaged by the Company or the holders of the Notes in connection with obtaining regulatory approvals).

(b)           If the Break-Up Fee becomes payable to Eldorado in accordance with Section 5.6(d), the Company shall reimburse Eldorado and the Investors an amount equal to $750,000 in consideration of all of their expenses incurred in connection with this Agreement and the Contemplated Transactions concurrently with the payment of such Break-Up Fee to Eldorado. All payments made pursuant to this Section 8.7(b) shall be made by wire transfer of same day funds to an account designated by Eldorado.

Section 8.8             Transfer Taxes and Related Expenses.

Except as provided under Section 1146 of the Bankruptcy Code, all state real estate transfer fees and related fees and taxes will be paid at Closing by the Company and all other closing costs, fees and taxes imposed as the result of the sale of any real property shall be allocated in accordance with customary commercial practice in Shreveport, Louisiana. All escrow fees, related costs and prorations shall be borne equally by the Investors, on the one hand, and the Company, on the other hand.

Section 8.9             Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

Section 8.10           Waiver.

At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies of the other parties hereto in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance of the other parties hereto with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay on the part of any party hereto to exercise any right or remedy under this Agreement shall operate as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof. No party shall be deemed to have waived any claim arising out of this Agreement, or any right or remedy under this Agreement, unless the waiver of such claim, right or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party.

Section 8.11           Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by the other parties hereto.

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Section 8.12           Severability; Validity.

If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

Section 8.13           Nonsurvival of Representations and Warranties.

None of the representations, warranties, covenants and agreements in this Agreement or in any Exhibit, Schedule or instrument delivered pursuant to this Agreement shall survive beyond the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing and this Article VIII. This Section 8.13 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 8.14           Company Schedules.

The parties acknowledge and agree that (i) the inclusion of any items or information in the Schedules to this Agreement that are not required by this Agreement to be so included is solely for the convenience of the Company, (ii) the disclosure by the Company of any matter in the Schedules to this Agreement shall not be deemed to constitute an acknowledgment by the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material, (iii) if any Schedule to this Agreement lists an item or information in such a way as to make its relevance to the disclosure required by another Schedule to this Agreement readily apparent, the matter shall be deemed to have been disclosed in such other Schedule to this Agreement notwithstanding the omission of an appropriate cross-reference to such other Schedule to this Agreement, (iv) headings have been inserted in the sections of the Schedules to this Agreement for convenience of reference only and (v) Schedules to this Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, representation or warranties of the Company except as and to the extent provided in this Agreement.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the Company, Eldorado and the Investors have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

HOLLYWOOD CASINO SHREVEPORT
By:	HCS I, Inc., its managing general partner

By:
John Hull,
Chairman of the Board, Chief Executive Officer
and President of HCS I, Inc.

ELDORADO RESORTS LLC
By:	Recreational Enterprises, Inc., its Managing Member

By:
Gary L. Carano, Vice President

ELDORADO SHREVEPORT #1, LLC

By:
Gary L. Carano Manager

ELDORADO SHREVEPORT #2, LLC

By:
Gary L. Carano Manager

TABLE OF CONTENTS

INVESTMENT AGREEMENT

ARTICLE I ISSUANCE AND PURCHASE OF NEW VOTING EQUITY INTERESTS; INVESTMENT CONSIDERATION
Section 1.1	Issuance and Purchase of New Voting Equity Interests
Section 1.2	Investment Price
Section 1.3	Closing Cash; Cash Distribution
Section 1.4	Final Net Working Capital Determination
Section 1.5	Deposit Funds

ARTICLE II CLOSING; CLOSING DELIVERIES
Section 2.1	Closing
Section 2.2	Deliveries at Closing
Section 2.3	Cash Count

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1	Organization
Section 3.2	Authority Relative to this Agreement
Section 3.3	Governmental Consents and Approvals
Section 3.4	Capitalization
Section 3.5	Brokers
Section 3.6	Permits; Compliance with Laws
Section 3.7	Litigation
Section 3.8	Financial Statements
Section 3.9	Absence of Certain Changes or Events
Section 3.10	Employee Benefit Plans
Section 3.11	No Violations
Section 3.12	Taxes
Section 3.13	Real Property
Section 3.14	Environmental Matters

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Section 4.1	Organization
Section 4.2	Authority Relative to this Agreement
Section 4.3	Governmental Consents and Approvals
Section 4.4	No Violations
Section 4.5	Brokers
Section 4.6	Financing

ARTICLE V COVENANTS AND OTHER AGREEMENTS
Section 5.1	Conduct of Business by the Company Pending the Closing
Section 5.2	Certain Notifications
Section 5.3	Access to Personnel and Information.

i

ii

EXHIBIT A

FORM OF PLAN OF REORGANIZATION

[TO COME]

EXHIBIT B

FORM OF INDENTURE

EXHBIT C

FORM OF FIFTH AMENDED AND RESTATED JOINT VENTURE AGREEMENT OF ELDORADO CASINO SHREVEPORT JOINT VENTURE

EXHIBIT D

FORM OF MANAGEMENT AGREEMENT

Exhibit E

Excluded Causes of Action

Any Rights of Action against Shreveport Paddlewhells, L.L.C. or its affliates.

Any Rights of Action related to the Claim No. 145, filed by the Engle Law Firm, including any claim against Nancy Williky or against Gary Williky that was the subject of the credit report to which the Claim refers or the markers related thereto.

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Exhibit F

Terms of Noteholder Newco Interests

Issuer	Noteholder Newco
Equity Interest	100% of equity interests of Noteholder Newco

1